Exhibit 4.5

GIBSON ENERGY ULC, GEP MIDSTREAM FINANCE CORP.
AND GIBSON ENERGY HOLDING ULC
as Obligors

and

BNY TRUST COMPANY OF CANADA
as Collateral Agent

SECURITY AGREEMENT — ISSUERS AND PARENT

May 27, 2009

STIKEMAN ELLIOTT LLP

i

ii

SECURITY AGREEMENT

Security agreement dated as of May 27, 2009 made by Gibson Energy ULC, GEP Midstream Finance Corp. and Gibson Energy Holding ULC, as obligors, to and in favour of BNY Trust Company of Canada, as Collateral Agent for the benefit of the Secured Creditors.

RECITALS:

(a)                                  The Issuers may from time to time issue Notes to the Noteholders pursuant to the Indenture with The Bank of New York Mellon, as Trustee;

(b)                                 The Initial Purchasers have agreed pursuant to the Note Purchase Agreement to purchase the Notes issued by the Issuers in the aggregate principal amount of US$560,000,000 on the terms and conditions contained in the Note Purchase Agreement;

(c)                                  The Collateral Agent has agreed to act as collateral agent for the Secured Creditors for the purposes of holding any and all security for the payment and performance of the obligations of the Issuers under the Indenture, the Notes and the other Indenture Documents;

(d)                                 Each Obligor has, pursuant to a Guarantee, unconditionally guaranteed the obligations of the Issuers (or, in the case of GEP Midstream, the obligations of Gibson Energy and in the case of Gibson Energy, the obligations of GEP Midstream) and each other Credit Party under the Indenture Documents;

(e)                                  The Issuers and each Obligor will receive substantial benefits from the issuance of the Notes under the Indenture and the other Indenture Documents and each Obligor is, therefore, willing to enter into this Agreement; and

(f)                                    It is a condition precedent to the issuance of the Notes that each Obligor executes and delivers this Agreement in favour of the Collateral Agent as security for the payment and performance of such Obligor’s obligations under the Indenture, the Notes, the Guarantees and the other Indenture Documents to which it is a party;

In consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are acknowledged, each of the Obligors agrees as follows:

ARTICLE 1
INTERPRETATION

Section 1.1                Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“ABL Credit Agent” means Royal Bank of Canada, in its capacity as collateral agent or agent for the ABL Lenders under the Loan Agreement (as defined in the Intercreditor

Agreement) and not in its individual capacity, any successor administrative agent or agent appointed under the Loan Agreement.

“ABL Lenders” means, collectively, Royal Bank of Canada and UBS Loan Finance LLC as lenders under the Loan Agreement (as defined in the Intercreditor Agreement) and such other Persons who may from time to time become ABL Lenders as provided in the Loan Agreement.

“Additional Secured Debt Documents” means any document or instrument executed and delivered with respect to any Additional Secured Obligations.

“Additional Secured Obligations” has the meaning specified in Section 5.15.

“Additional Secured Creditors” means the holders from time to time of Additional Secured Obligations.

“Additional Secured Creditor Joinder” means a completed additional secured creditor joinder in the form of Schedule D.

“Agreement” means this security agreement.

“Authorized Representative” means (i) the Trustee and (ii) any other trustee or agent designated as an “Authorized Representative” for any Additional Secured Creditors in an Additional Secured Creditor Joinder delivered to the Collateral Agent in accordance with Section 5.15 for so long as the Additional Secured Obligations for which such party is serving in such capacity constitutes Secured Obligations hereunder; provided that so long as there are no Additional Secured Obligations, the Trustee will be deemed to be the only Authorized Representative for the Secured Creditors.

“BRT” means Battle River Terminal ULC, an unlimited liability corporation organized and existing under the laws of Alberta, and its successors and permitted assigns.

“Business Interruption Proceeds” means, collectively, any and all proceeds of any business interruption insurance maintained by any Credit Party.

“Capital Stock” means, collectively, all shares, stock and other Equity Interests, whether now existing or hereafter issued, in the capital of each Credit Party and in the capital of BRT.

“Collateral” has the meaning specified in Section 2.1.

“Collateral Account” means the account maintained by Gibson Energy or the Collateral Agent and designated by Gibson Energy as the account for deposit solely of proceeds of Collateral in accordance with the Indenture.

“Collateral Agent” means BNY Trust Company of Canada, acting as collateral agent on behalf of the Noteholders and other Secured Creditors and any successor collateral agent appointed (i) in the case of the Noteholders, hereunder and under the Indenture and (ii) in the case of the Additional Secured Creditors, hereunder, and its successors and permitted assigns.

“Credit Parties” means, collectively, the Issuers and each Guarantor and “Credit Party” means any one of them.

“Debentures” means, collectively, (i) the demand debenture of even date herewith made by Gibson Energy to and in favour of the Collateral Agent for the benefit of the Secured Creditors; (ii) the demand debenture of even date herewith made by the Subsidiary Guarantors, GEP Midstream and Parent to and in favour of the Collateral Agent for the benefit of the Secured Creditors; and (iii) any other debenture or mortgage made by any Credit Party to and in favour of the Collateral Agent in connection with the Indenture.

“Discharge” has the meaning specified in the Intercreditor Agreement.

“Environment” shall mean ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any claim, notice, demand, order, action, suit, proceeding alleging liability for or obligation with respect to any Response, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.

“Environmental Law” shall mean any and all present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code, agreements with any Governmental Entity or other binding requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, and any and all Environmental Permits.

“Environmental Permit” shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Entity under Environmental Law.

“Equipment” means any equipment, now owned or hereafter acquired by any of the Obligors or in which any of Obligors now has or hereafter acquires any rights and wherever located, and, in any event, shall include all machinery, equipment, including processing equipment, conveyors, machine tools, pipe, molds, dies, stamps, furnishings, Fixtures, automotive equipment, vehicles, trailers, trucks, forklifts, rolling stock, computers and other electronic data-processing including embedded software not constituting Shared Collateral and peripheral equipment and other office equipment, all engineering, processing and manufacturing equipment, materials, handling equipment, tools and all other equipment of every kind and nature now owned or hereafter acquired by any of the Obligors or in which any of the Obligors now has or hereafter acquires any rights and wherever located, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories therefor, installed thereon or affixed thereto and all manuals, drawings, records, files, charts, plans, specifications, documents, instructions, warranties and rights with respect thereto.

“Equity Interests” of any Person means (i) any and all shares or other equity interest (including common shares, preferred shares, limited liability company interests and partnership interests) in such Person and (ii) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Equivalent Amount” has the meaning specified in the Intercreditor Agreement.

“Event of Default” shall mean (i) any Event of Default under the Indenture and (ii) any event of default under any Additional Secured Debt Documents.

“Excluded Property” means, collectively, (i) any Liquidity Collateral other than any such Liquidity Collateral that constitutes Collateral under Section 2.1(k) or Section 2.1(l), (ii) any property to the extent that the grant of a security interest therein is (A) prohibited by any requirements of law, or (B) requires a consent not obtained in respect of such requirement of law, (iii) any contract, license, agreement (including any agreement that evidences permitted liens, leases and licenses) or other document with any third party, to the extent that the grant of a security interest therein is prohibited by, or constitutes a breach or default thereunder or results in the termination of or requires any consent not obtained under, any such contract, license, agreement or other document with any third party (including any joint venture partner or any equity-holder of any non wholly owned Subsidiary), (iv) any interest in a joint venture or non-wholly owned Subsidiary to the extent that the grant of a security interest therein is prohibited by, or constitutes a breach or default under any organizational, shareholder or similar agreements; except in the case of clause (i), (ii), (iii) or (iv), to the extent that such requirement of law or the term in such contract, license, agreement, instrument or other document or organizational, shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective against third parties under applicable law, (v) property subject to a Lien of the type described in clause (3), (4), (7), (8), (17) (to the extent such Permitted Lien secures obligations to finance the acquisition of the subject property), (18), (19), (20), (21) (to the extent such Permitted Lien secures obligations to finance the acquisition of the subject property), (23), (24) or (29) of the definition of “Permitted Liens” in the Indenture to the extent that the right, interest, document or agreement providing for or relating to such Lien does not permit the grant of a security interest in such property, and (vi) property with an aggregate fair market value not in excess of $10 million (in the aggregate for all property excluded pursuant to this clause (vi)) subject to a Lien of the type described in clause (26) of the definition of “Permitted Liens” in the Indenture to the extent that the right, interest, document or agreement providing for or relating to such Lien does not permit the grant of a security interest in such property.

“Fixtures” means all fixtures (including trade fixtures), facilities and equipment, howsoever affixed or attached to real property or buildings or other structures on real property, now owned or hereafter acquired by any Obligor.

“GEP Midstream” means GEP Midstream Finance Corp., a corporation incorporated and existing under the laws of Alberta, and its successors and permitted assigns.

“Gibson Energy” means Gibson Energy ULC, an unlimited liability corporation organized and existing under the laws of Alberta, and its successors and permitted assigns.

“Gibson Partnership” means Gibson Energy Partnership, a partnership established and existing under the laws of Alberta, and its successors and permitted assigns.

“Governmental Entity” means (i) any international, foreign, federal, provincial or municipal government, or political subdivision thereof, (ii) any governmental agency, authority, board, bureau, commission, department or instrumentality, (iii) any court or administrative tribunal, (iv) any non-governmental agency or entity that is vested by a governmental agency with applicable jurisdiction over a Person, or (v) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has given its general consent.

“Guarantees” means, collectively, (i) the guarantee of even date herewith made by each of the Subsidiary Guarantors in favour of the Collateral Agent, the Trustee and the Noteholders (including the guarantees contained in the Indenture), (ii) the guarantee of even date herewith made by Parent in favour of the Collateral Agent, the Trustee and the Noteholders and (iii) the guarantee of even date herewith made by the Issuers in favour of the Collateral Agent, the Trustee and the Noteholders.

“Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.

“Hedging Obligations” means “Hedging Obligations” as defined in the Indenture  and which constitutes First Lien Obligations pursuant to the terms of the Indenture, if any.

“Indemnitee” has the meaning specified in Section 5.18(2).

“Indenture” means the indenture dated as of May 27, 2009 among the Issuers, the Trustee, the Collateral Agent, the Parent and the Guarantors (as defined therein) party thereto, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time and includes any agreement extending the maturity of, refinancing or restructuring all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same Trustee or Noteholders.

“Indenture Documents” means, collectively, the Indenture, the Guarantees, the Notes, this Agreement, the Intercreditor Agreement, the Registration Rights Agreement and each other Collateral Document.

“Initial Purchasers” means UBS Securities LLC, RBS Securities Inc. d/b/a RBS and RBC Capital Markets Corporation and their respective successors and permitted assigns.

“Intangibles” means any intangibles now owned or hereafter acquired by any of the Obligors or in which any of the Obligors now has or hereafter acquires any rights, and, in any event, shall include all right, title and interest which the Obligors may now or hereafter have under any contract, causes of action, franchises, customer lists, materials and records, goodwill, and all other intangible property of any kind and nature provided, however, that Intangibles shall not include any Issuer Property constituting Liquidity Collateral (including any Contract Intangibles or Assigned Claims (as each such term is defined in the Intercreditor Agreement).

“Intercreditor Agreement” means the intercreditor agreement dated as of the date hereof by and among the Collateral Agent, in its capacity as Note Agent (as defined therein) on behalf of the Secured Creditors and as depositary for Business Interruption Proceeds; Royal Bank of Canada in its capacity as collateral agent for itself and the Loan Lenders and Gibson Energy and its permitted successors and assigns.

“Issuer Property” means any and all Property of the Obligors, or rights, title or interest of the Obligors in Property, howsoever arising, acquired or obtained, whether now or hereafter existing, whether tangible or intangible, whether real or personal, and wherever located.

“Issuers” means, collectively, Gibson Energy and GEP Midstream.

“Issuer’s Acknowledgment” has the meaning specified in Section 2.3(4).

“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of law, by statute, by contract, or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the PPSA, the UCC or comparable law of any jurisdiction with respect to any Property.

“Liquidity Collateral” has the meaning given to such term in the Intercreditor Agreement.

“Loan Commitments” has the meaning specified in the Intercreditor Agreement.

“Noteholder” means a Person in whose name a Note is registered in the register maintained by the Registrar pursuant to the Indenture.

“Noteholders’ Proportionate Share of Business Interruption Proceeds” means, as at the date of determination, the Noteholders’ proportionate share of any Business Interruption Proceeds determined by multiplying (A) the total amount of such Business Interruption Proceeds, by (B) the quotient obtained by dividing the Equivalent Amount in Canadian dollars of the aggregate amount of outstanding Note Obligations as at the date of determination by the sum of (i) the aggregate amount of all Loan Commitments, and (ii) the Equivalent Amount in Canadian dollars of the aggregate amount of outstanding Note Obligations as at the date of determination.

“Note Obligations” means, collectively, (a) the Obligations of each Obligor from time to time arising under or in respect of this Agreement, the Indenture, the Notes, the Guarantees and the other Indenture Documents and whether incurred by such Obligor alone or jointly with another or others and whether as principal, guarantor or surety and in whatever name or style and whether in its own personal capacity or in its capacity as a partner, general partner or managing partner of any Partnership Obligor in which it is a partner, general partner or managing partner, as applicable, (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of such Obligor under this Agreement, the Indenture, the Notes, the Guarantees and the other Indenture Documents, and whether incurred by such Obligor alone or jointly with another or others and whether as principal, guarantor or surety and in whatever name or style and whether in its own personal capacity or in its capacity as a partner, general partner or managing partner of any Partnership Obligor in which it is a partner, general partner or managing partner, as applicable; and (c) the due and punctual performance of all covenants, agreements, obligations and liabilities of such Obligor under or pursuant to this Agreement, the Indenture, the Notes, the Guarantees and the other Indenture Documents.

“Note Purchase Agreement” means the purchase agreement dated May 21, 2009 among the Issuers, Parent and the Initial Purchasers.

“Notes” means the notes issued and outstanding under the Indenture at any time and from time to time, including Initial Notes, Additional Notes and Exchange Notes.

“Notice” has the meaning specified in Section 5.1.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Obligors” means, collectively, the Issuers and the Parent and “Obligor” means any one of them.

“Parent” means Gibson Energy Holding ULC, an unlimited liability corporation incorporated and existing under the laws of Alberta, and its successors and permitted assigns.

“Partnership Obligors” means, collectively, each of Moose Jaw Refinery Partnership, CanWest Propane Partnership, MP Energy Partnership, Gibson Energy Partnership and Battle River Terminal LP, and each other partnership which at any time and from time to time becomes a Credit Party and “Partnership Obligor” means any one of them.

“Patent” means one or all of the following now owned or hereafter acquired by the Obligors or in which the Obligors now has or hereafter acquires any rights, including pursuant to any Patent License, and wherever located:  (a) all letters patent of Canada, the United States or any other country and all applications for letters patent of Canada, the United States or any other country, and (b) all reissues, reexaminations, continuations, renewals, continuations-in-part, divisions, and extensions of any of the foregoing.

“Patent License” means any written agreement granting any right to make, use, sell/or practice any invention or discovery that is the subject matter of a Patent now owned or hereafter acquired by the Obligors or in which the Obligors now have or hereafter acquires any rights.

“Perfection Certificate” means the perfection certificate (as amended, supplemented or otherwise modified from time to time) dated the date hereof delivered by the Credit Parties to the Collateral Agent.

“Pledged ULC Shares” means, collectively, the Capital Stock and Equity Interests pledged hereunder which are shares in the capital of a ULC.

“Proceeds” means, in respect of the Issuer Property, identifiable or traceable Property (including, for greater certainty, accounts, assigned claims, cash, cash equivalents, collections, currency, Payment Instruments (as defined in the Intercreditor Agreement) and moneys to the extent applicable) in any form derived directly or indirectly from any dealing with Issuer Property or the proceeds therefrom (but for greater certainty not including rents, transportation, processing and servicing revenues and other fees and incomes and profits from the operation of the business other than Specified Contract Rights) and includes any payment representing indemnity or compensation for loss of or damage to the Issuer Property or Proceeds therefrom and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Obligors from time to time with respect to any of the Issuer Property, (b) any and all payments (in any form whatsoever) made or due and payable to the Obligors from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Issuer Property by any Governmental Entity (or any Person acting under colour of governmental authority), and (c) any and all other amounts from time to time paid or payable for the loss, damage, destruction, sale, lease or other disposition of the Issuer Property or Proceeds under or in connection with any of the Issuer Property.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Proprietary Rights Collateral” means, collectively, all of the Obligors’ now owned and hereafter arising or acquired intellectual property, including all Trademarks, Trademark Licences, Patents, Patent Licenses, copyrights, permits, trade secrets and discoveries (whether or not patentable), technical information, procedures, designs, know-how, processes, models, drawings and proprietary confidential information, inventions (whether patentable or not), invention disclosures, improvements, methods, technology, schematics and formulae, mask works, integrated circuit topographies, computer software and programs (both source code and object code form) and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, registrations, applications continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

“Real Property” means, collectively, (i) all freehold real and immoveable property now owned or hereafter acquired by any of the Obligors, together with all rights, leases, licenses, easements, rights-of-way, profits a-prendre, interests in real property, structures, underground facilities, power, fuel and water supply, storage, waste disposal, roads and other transportation facilities and fixed plant, milling, processing, service and other related infrastructures, buildings, erections, improvements and Fixtures now or hereafter constructed or placed thereon or used in connection therewith, and (ii) all leasehold property now or hereafter leased by any of the Obligors, together with all buildings, erections, improvements and Fixtures now or hereafter constructed or placed thereon or used in connection therewith.

“Registrable Intellectual Property” means any Proprietary Rights Collateral in respect of which ownership, title, security interests, charges or encumbrances are capable of registration, recording or notation with any Governmental Entity pursuant to applicable laws.

“Registration Rights Agreement” means the registration rights agreement dated as of May 27, 2009 by and among Gibson Energy, GEP Midstream, each of the Guarantors (as defined therein) and the Initial Purchasers.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Required Secured Creditors” means (a) at any time there are any Secured Obligations other than Hedging Obligations outstanding, the holders of a majority in principal outstanding amount of the Secured Obligations other than any Hedging Obligations; and (b)

at any time there are no Secured Obligations other than Hedging Obligations outstanding all the holders of Hedging Obligations.

“Response” shall mean all actions required by any Governmental Entity or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.

“Secured Agreements” means, collectively, (i) the Indenture Documents and (ii) Additional Secured Debt Documents.

“Secured Creditors” means (a) the Collateral Agent, the Trustee and the Noteholders at any time and from time to time and (b) the Additional Secured Creditors and their Authorized Representatives; provided that such Additional Secured Creditors and their Authorized Representative comply with Section 5.15 hereof and execute an Additional Secured Creditor Joinder.

“Secured Obligations” means, collectively, (a) the Note Obligations and (b) if any Additional Secured Obligations are incurred, all obligations, liabilities and indebtedness (including principal, premium and interest (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Obligor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) owing to any holder of Additional Secured Obligations (that has been designated as Additional Secured Obligations pursuant to Section 5.15) under any Additional Secured Debt Documents.

“Security Agreements” means, collectively, (i) this Agreement; (ii) the agreement of even date herewith made by the Subsidiary Guarantors to and in favour of the Collateral Agent for the benefit of the Secured Creditors and (iii) any other security agreement made by any of the Issuers or the Obligors to and in favour of the Collateral Agent in connection with the Indenture Documents.

“Security Documents” means collectively, the Security Agreements, the Debentures, the mortgages and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the First Lien Obligations, and all UCC, PPSA or other financing statements or instruments of perfection required by any Security Agreement, the Debentures, any mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to any Security Agreement, the Debentures or any mortgage and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the First Lien Obligations.

“Security Interest” has the meaning specified in Section 2.2.

“Shared Collateral” means all books, records, ledger cards, data processing records and cards, proprietary and non-public business information, all proprietary rights in computer software and programs and all documentation and other materials related to computer software and programs and all other rights under any of the foregoing, business records data, databases, customer lists, papers and writings, computer software and related systems.

“Specified Contract Rights” means, collectively, all rights, title and benefits of the Obligors under, and all rights, claims, choses in action, income, rents, fees, profits and other benefits arising from the Specified Contracts, including any item that would have constituted “Accounts” (as defined in the Intercreditor Agreement), “Assigned Claims” (as defined in the Intercreditor Agreement) or “Contract Intangibles” (as defined in the Intercreditor Agreement) except for the fact that such agreements are excluded from Liquidity Collateral.

“Specified Contracts” means, collectively:

(a)                                  the ground lease dated June 18, 2008 between BRT and Gibson Energy Ltd. (predecessor of Gibson Energy) pursuant to which BRT leases lands at the Hardisty Terminal, as the same may be assigned, amended, supplemented, revised or replaced;

(b)                                 the infrastructure usage agreement dated June 18, 2008 between BRT and Gibson Energy Ltd. (predecessor of Gibson Energy) and Gibson Partnership pursuant to which, inter alia, BRT has rights to use certain infrastructure at the Hardisty Terminal as the same may be assigned, amended, supplemented, revised or replaced;

(c)                                  the operating agreement dated June 18, 2008 between Gibson Partnership, Gibson Energy Ltd. (predecessor of Gibson Energy) and BRT as the same may be assigned, amended, supplemented, revised and replaced;

(d)                                 the access and infrastructure easement agreement dated June 18, 2008 between BRT and Gibson Energy Ltd. (predecessor of Gibson Energy) as the same may be assigned, amended, supplemented, revised and replaced;

(e)                                  the pipe rack easement agreement dated as of June 18, 2008 between BRT and Gibson Energy Ltd. (predecessor of Gibson Energy) as the same may be assigned, amended, supplemented, revised and replaced;

(f)                                    the interconnection and terminalling services agreement dated June 18, 2008 between BRT, Gibson Partnership (in its capacity as user) and Gibson Partnership (in its capacity as operator) as the same may be assigned, amended, supplemented, revised and replaced;

(g)                                 the interconnection and terminalling services agreement dated June 18, 2008, 2008 between BRT, Gibson Partnership (in its capacity as operator) and Merrill Lynch Canada, Inc. (in its capacity as user) as the same may be assigned, amended, supplemented, revised and replaced;

(h)                                 the shareholders agreement among Merrill Lynch Commodities Luxembourg S.A.R.L., 1370307 Alberta Ltd. and BRT as the same may be assigned, amended, supplemented, revised and replaced and the grid promissory note dated June 18, 2008 made by BRT to 1370307 Alberta Ltd. (as the same may be assigned, amended, supplemented, revised and replaced) evidencing loans advanced from time to time under such shareholders’ agreement;

(i)                                     any Lender Consents (as such term is defined in certain of the above agreements) issued in connection with the foregoing;

(j)                                     other similar agreements related to any joint venture and/or project financing which any Credit Party may enter into prior to the Discharge of the Note Obligations (as defined in the Intercreditor Agreement) (“Future Agreements”) which (i) are directly related to the Collateral (other than the Future Agreement(s)) and (ii) which would require any transferee, assignee or pledgee to assume Credit Party obligations under such Future Agreement (such as quiet enjoyment and/or access to the Collateral) in order for the Collateral Agent to transfer, pledge or assign such Future Agreement to such transferee or to have a security interest in such Future Agreement, or which would otherwise make the Collateral Agent’s Lien in Collateral subordinate to such Future Agreement, and provided in all cases: (i) the Collateral Agent has provided an agreement substantially in the form of the Agreement Regarding Security Interests attached as Exhibit C to the Intercreditor Agreement (or such other form mutually acceptable to the parties thereto) to the other party to such Future Agreement to the extent the other party (other than any Credit Party) has requested such an agreement, and (ii) provided however, that, to the extent either (A) such Future Agreement gives rise to annual income in excess of $5,000,000 individually, (B) the aggregate annual income of all Future Agreements and Leases under clauses (j) and (k) herein is in excess of $10,000,000 as a result of entering into such Future Agreement or (C) the aggregate annual income of all Future Agreements and Leases under clauses (j) and (k) herein is in excess of $10,000,000 prior to entering into such Future Agreement, the ABL Credit Agent has, in its sole discretion, given its prior written consent to the entering into of such Future Agreement and acknowledgement that such Future Agreement will be a “Specified Contract”; and

(k)                                  leases or other dispositions of interests in real property which any Credit Party may enter into prior to the Discharge of the Note Obligations (as defined in the Intercreditor Agreement) (“Leases”) which would make the Collateral Agent’s Lien in Collateral subordinate to such Lease, and provided however, that, to the extent either (A) such Lease gives rise to annual income in excess of $5,000,000 individually, (B) the aggregate annual income of all Future Agreements and Leases under clauses (j) and (k) herein is in excess of $10,000,000 as a result of entering into such Lease or (C) the aggregate annual income of all Future Agreements and Leases under clauses (j) and (k) herein is in excess of $10,000,000 prior to entering into such Lease, the ABL Credit

Agent has, in its sole discretion, given its prior written consent to the entering into of such Lease and acknowledgement that such Lease will be a “Specified Contract”.

“Trademark” means one or all of the following now owned or hereafter acquired by any of the Obligors or in which any of the Obligors now has or hereafter acquired any rights (including pursuant to any Trademark License): (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, domain names, website names, world wide web addresses, common-law trademarks, trade dress, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles or like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the Canadian or United States Patent and Trademark Office or in any similar office or agency of any Province of Canada or State of the United States or any other country or any political subdivision thereof, (b) all extensions or renewals thereof and (c) the goodwill of the Obligors’ business and other Intangibles connected with the use of, and symbolized by, any of the foregoing.

“Trademark Collateral” means all of the Obligors’ now owned and hereafter arising Trademarks and Trademark Licenses.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by any Obligor or in which any Obligor now has or hereafter acquires any rights.

“Trustee” means The Bank of New York Mellon, acting as trustee for the Noteholders and any successor trustee appointed under the Indenture and its successors and permitted assigns.

“ULC” means any unlimited company or unlimited liability corporation existing under the laws of any province or territory of Canada and any successor to any such unlimited liability corporation or unlimited liability corporation.

“ULC Shares” means shares in any ULC at any time owned or otherwise held by any of the Obligors.

Section 1.2                                               Interpretation.

(1)                                  Terms defined in the Personal Property Security Act (Alberta) (“PPSA”) or the Securities Transfer Act (Alberta) (“STA”) and used but not otherwise defined in this Agreement have the same meanings.  For greater certainty, the terms “account”, “chattel paper”, “document of title”, “equipment”, “goods”, “instrument”, “intangible”, “investment property”, “money”, “personal property” and “proceeds” have the meanings given to them in the PPSA; the term “control” refers to control as determined in accordance with Section 1(1.1) of the PPSA; and the terms “certificated security”, “control”, “deliver”, “entitlement holder”, “financial asset”, “securities account”, “securities intermediary”, “security” “security entitlement” and “uncertificated security” have the meanings given to them in the

STA.  Capitalized terms used in this Agreement but not defined have the meanings given to them in the Indenture.

(2)                                  Any reference in any Indenture Document to Liens permitted by the Indenture and any right of the Obligor to create or suffer to exist Liens permitted by the Indenture are not intended to and do not and will not subordinate the Security Interest to any such Lien or give priority to any Person over the Secured Creditors.

(3)                                  In this Agreement the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”.  The expressions “Article”, “Section” and other subdivision followed by a number mean and refer to the specified Article, Section or other subdivision of this Agreement.

(4)                                  Any reference in this Agreement to gender includes all genders.  Words importing the singular number only include the plural and vice versa.

(5)                                  The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation.

(6)                                  The schedules attached to this Agreement form an integral part of it for all purposes of it.  The schedules to the Perfection Certificate referred to herein shall be deemed to be schedules to this Agreement and form an integral part of it for all purposes of it, in each case as if appended hereto.

(7)                                  Any reference to this Agreement, any Indenture Document or any other agreement refers to this Agreement or such Indenture Document or other agreement as the same may have been or may from time to time be amended, modified, extended, renewed, restated, replaced or supplemented and includes all schedules attached to it.  Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it as the same may have been or may from time to time be amended or re-enacted.

ARTICLE 2
SECURITY

Section 2.1                                               Grant of Security.

Subject to Section 2.4, each of the Obligors, in its own personal capacity and in its capacity as a partner (other than as a limited partner), general partner or managing partner of any Partnership Obligor in which it is a partner, general partner or managing partner, grants to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in, and assigns,  mortgages, charges, hypothecates and pledges to the Collateral Agent, for the benefit of the Secured Creditors, all of the following property of such Obligor and of such Partnership Obligor in which it is a partner, general partner or managing partner, now owned or hereafter acquired and all of the following property in which such Obligor and such Partnership Obligor in which it is a partner, general partner or managing partner, now has or hereafter acquires any interest (collectively, the “Collateral”):

(a)                                  Equipment;

(b)                                 Real Property;

(c)                                  Intangibles;

(d)                                 Proprietary Rights Collateral including the Proprietary Rights Collateral set forth in Schedules (8)(a) and (8)(b) of the Perfection Certificate;

(e)                                  Specified Contract Rights;

(f)                                    right, title and interest in and to the Collateral Account including all choses in action, rights, benefits and other Intangibles relating thereto;

(g)                                 Capital Stock including the Capital Stock listed in Schedules (7)(a) and (7)(b) of the Perfection Certificate;

(h)                                 Shared Collateral;

(i)                                     other goods and personal property, whether tangible or intangible, now owned or hereafter acquired by such Obligor and such Partnership Obligor or in which such Obligor and such Partnership Obligor now has or hereafter acquires any rights and wherever located;

(j)                                     Noteholders’ Proportionate Share of Business Interruption Proceeds;

(k)                                  all substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in Section 2.1(a) through Section 2.1(j) inclusive; and

(l)                                     all proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in Section 2.1(a) through Section 2.1(k) inclusive, including the proceeds of such proceeds.

Notwithstanding anything to the contrary contained in clauses (a) through (l) above, the Security Interest created by this Agreement shall not extend to the Excluded Property and such Excluded Property shall be excluded from the definition of Collateral.

Section 2.2                                               Secured Obligations.

The security interest, assignment, mortgage, charge, hypothecation and pledge granted by this Agreement (collectively, the “Security Interest”) secures the payment and performance of the Secured Obligations.

Section 2.3                                               Attachment.

(1)                                  Each of the Obligors acknowledges that (i) value has been given, (ii) it has rights in the Collateral or the power to transfer rights in the Collateral to the Collateral Agent (other than after-acquired Collateral), (iii) it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a copy of this Agreement.

(2)                                  If any Obligor acquires any Capital Stock or any other security or instrument forming part of Collateral, such Obligor will promptly notify the Collateral Agent in writing and provide the Collateral Agent with a revised Schedule (7)(a) of the Perfection Certificate, as applicable, recording the acquisition or establishment of and particulars relating to such Capital Stock or other security, as the case may be.

(3)                                  Each Obligor hereby agrees that all certificates, agreements or instruments representing or evidencing any Capital Stock acquired by such Obligor after the date hereof shall promptly (but in any event within five (5) days after receipt thereof by such Obligor) be delivered to and held by or on behalf of the Collateral Agent for the benefit of the Secured Creditors pursuant hereto.  All certificated Capital Stock and any instrument that now or any time becomes part of Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.  At the request of the Collateral Agent, the Obligor will take all action that the Collateral Agent deems advisable to cause the Collateral Agent to have control over any Capital Stock or other security (whether a certificated security or an uncertificated security or instrument) that are now or at any time becomes part of the Collateral, including (i) causing the Collateral to be transferred to or registered in the name of the Collateral Agent or its nominee or otherwise as the Collateral Agent may direct, (ii) delivering the Collateral to the Collateral Agent or someone on its behalf as the Collateral Agent may direct (iii) delivering to the Collateral Agent any and all consents or other documents or agreements which may be necessary to effect the transfer of any Collateral to the Collateral Agent or any third party and (iv) entering into control agreements with the Collateral Agent and the applicable securities intermediary or issuer in respect of any Collateral in form and substance satisfactory to the Collateral Agent. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Capital Stock for certificates of smaller or larger denominations.

(4)                                  Each Obligor hereby agrees that if any of the Capital Stock is at any time not evidenced by certificates of ownership, then each applicable Obligor shall (i) cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Capital Stock substantially in the form of Schedule C or such other form that is reasonably satisfactory to the Collateral Agent (an “Issuer’s Acknowledgment”), (ii) if necessary or desirable to perfect a security interest in such Capital Stock, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Capital Stock under the terms hereof, and (iii) after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, cause such Capital Stock to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 2.3(3).

(5)                                  Each Obligor, who is the registered holder of uncertificated Capital Stock, gives its consent to the issuer of such Capital Stock to comply with the instructions of the

Collateral Agent in accordance with the Issuer’s Acknowledgement without the consent of such Obligor.

(6)                                  Each of the Obligors will notify the Collateral Agent in writing of the acquisition by such Obligor of any Registrable Intellectual Property at the time of delivery of its quarterly and annual financial statements in accordance with the Indenture. At such time, the applicable Obligor will provide the Collateral Agent with revised Schedules (8)(a) and (8)(b) of the Perfection Certificate, as applicable, recording the acquisition and particulars of such additional Proprietary Rights Collateral and with a Confirmation of Security Interest in the form of Schedule A in respect of such Canadian Registrable Intellectual Property and Schedule B in respect of such U.S. Registrable Intellectual Property, as applicable, confirming the assignment for security of such Registrable Intellectual Property to the Collateral Agent and immediately make all such filings, registrations and recordings as are necessary or appropriate to perfect the Security Interest granted to the Collateral Agent in the Registrable Intellectual Property (including filings with the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office).

Section 2.4                                               Scope of Security Interest.

(1)                                  The Security Interest with respect to Trademarks constitutes a security interest in, and a charge, hypothecation and pledge of, such Collateral in favour of the Collateral Agent for the benefit of the Secured Creditors, but does not constitute an assignment or mortgage of such Collateral to the Collateral Agent or any Secured Creditor.

(2)                                  Until the Security Interest is enforceable, the grant of the Security Interest in the Proprietary Rights Collateral does not affect in any way the applicable Obligor’s, rights to (i) commercially exploit the Proprietary Rights Collateral, (ii) defend it, (iii) enforce such Obligor’s rights in it or with respect to it against third parties in any court or (iv) claim and be entitled to receive any damages with respect to any infringement of it.

(3)                                  The Security Interest does not extend to consumer goods.

(4)                                  The Security Interest does not extend or apply to the last day of the term of any lease or sublease of real property or any agreement for a lease or sublease of real property, now held or hereafter acquired by any of the Obligors, but each of such Obligor will stand possessed of any such last day upon trust to assign and dispose of it as the Collateral Agent may reasonably direct.

(5)                                  Notwithstanding any other provision of this Agreement, the Security Interest will not extend to Capital Stock of any Credit Party if the pledge of any such Capital Stock hereunder would require, pursuant to Rule 3-10 or Rule 3-16 of Regulation S-X under the U.S. Securities Act (or any other law, rule or regulation), the filing with the SEC (or any other governmental agency) of separate financial statements of such Credit Party due to the fact that such Credit Party’s Capital Stock secure the Secured

Obligations.  In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the U.S. Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Credit Party’s Capital Stock to secure the Secured Obligations without the filing with the SEC (or any other governmental agency) of separate financial statements of such Credit Party, then the Security Interest securing the Secured Obligations of such Credit Party shall automatically be deemed to extend to such Capital Stock.

Section 2.5                Grant of Licence to Use Proprietary Rights Collateral.

(1)                                  At such time as the Collateral Agent is lawfully entitled to exercise its rights and remedies under Article 3, each of the Obligors grants to the Collateral Agent an irrevocable, nonexclusive licence (exercisable without payment of royalty or other compensation to such Obligor) to use, assign or sublicense any Proprietary Rights Collateral in which such Obligor has rights wherever the same may be located, including in such licence access to (i) all media in which any of the licensed items may be recorded or stored, and (ii) all software and computer programs used for compilation or print-out.  The license granted under this Section is to enable the Collateral Agent to exercise its rights and remedies under Article 3 and for no other purpose.

(2)                                  The Collateral Agent acknowledges that the standard of quality for the use, assignment or sublicensing of Proprietary Rights Collateral of each of the Obligors shall be no less than the standard of quality employed by such Obligor as of the day before the exercise of rights and remedies under Article 3 by the Collateral Agent in conjunction with wares and/or services sold in association with such Proprietary Rights Collateral.

Section 2.6                Care and Custody of Collateral.

(1)                                  The Secured Creditors have no obligation to keep fungible Collateral in their possession identifiable.

(2)                                  The Collateral Agent has no obligation to collect dividends, distributions or interest payable on, or exercise any option or right in connection with any Collateral.  The Collateral Agent has no obligation to protect or preserve any Collateral from depreciating in value or becoming worthless and is released from all responsibility for any loss of value, whether such Collateral is in the possession of, is a security entitlement of, or is subject to the control of, the Collateral Agent, a securities intermediary, any of the Obligors or any other Person.

Section 2.7                Rights of the Obligors.

(1)                                  Until the occurrence of an Event of Default which is continuing and upon notice from the Collateral Agent, each Obligor is entitled to vote the Capital Stock and to receive all dividends and distributions on the Capital Stock. Upon the occurrence and during the continuance of an Event of Default, and upon notice from the Collateral Agent, all rights of each Obligor to vote (under any proxy given by the

Collateral Agent (or its nominee) or otherwise) or to receive distributions or dividends (other than distributions or dividends in any fiscal year from one Obligor to another Obligor which do not exceed the amount of the tax payments required to be made by such other Obligor in such fiscal year) cease and all such rights become vested solely and absolutely in the Collateral Agent.

(2)                                  Any distributions or dividends received by each Obligor contrary to Section 2.7(1) any other moneys or property received by each Obligor after the Security Interest is enforceable, and upon the Collateral Agent’s notice of its intent to exercise such rights, will be received as trustee for the Collateral Agent and the Secured Creditors and shall be immediately paid over to the Collateral Agent.

Section 2.8                Collateral Account.

On the date hereof, Gibson Energy shall duly execute and deliver to the Collateral Agent a control agreement substantially in the form attached as Schedule E (or such other form acceptable to the Collateral Agent) with respect to such Collateral Account and take all necessary steps to establish account arrangements with the Collateral Agent as contemplated thereunder.  On or prior to opening or creating the Collateral Account, Gibson Energy shall notify the ABL Credit Agent and the Collateral Agent of the details of the Collateral Account.

ARTICLE 3
ENFORCEMENT

Section 3.1                Enforcement.

The Security Interest becomes and is enforceable against each of the Obligors upon the occurrence and during the continuance of an Event of Default.

Section 3.2                Remedies.

Whenever the Security Interest is enforceable, the Collateral Agent may realize upon the Collateral and enforce the rights of the Collateral Agent and the Secured Creditors by:

(a)                                  entry onto any premises where Collateral consisting of tangible personal property may be located;

(b)                                 entry into possession of the Collateral by any method permitted by law;

(c)                                  sale, grant of options to purchase, or lease of all or any part of the Collateral;

(d)                                 holding, storing and keeping idle or operating all or any part of the Collateral;

(e)                                  exercising and enforcing all rights and remedies of a holder of the Collateral as if the Collateral Agent were the absolute owner thereof (including, if necessary, causing the Collateral to be endorsed, assigned or otherwise transferred to, or registered in the name of the Collateral Agent or its nominee if not already done or endorse for negotiation any or all of the

Capital Stock, without any indication that such Capital Stock is subject to the Security Interest);

(f)                                    collection of any proceeds arising in respect of the Collateral;

(g)                                 license or sublicense, whether on an exclusive or nonexclusive basis, of any Proprietary Rights Collateral for such term and on such conditions and in such manner as the Collateral Agent in its sole judgment determines (taking into account such provisions as may be necessary to protect and preserve such Proprietary Rights Collateral);

(h)                                 instruction or order to any issuer or securities intermediary pursuant to any control the Collateral Agent has over the Collateral;

(i)                                     instruction to any bank to transfer all moneys constituting Collateral held by such bank to an account maintained with or by the Collateral Agent;

(j)                                     application of any moneys constituting Collateral or proceeds thereof in accordance with Section 5.10;

(k)                                  appointment by instrument in writing of a receiver (which term as used in this Agreement includes a receiver and manager) or agent of all or any part of the Collateral and removal or replacement from time to time of any receiver or agent;

(l)                                     institution of proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

(m)                               institution of proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

(n)                                 filing of proofs of claim and other documents to establish claims to the Collateral in any proceeding relating to any of the Obligors; and

(o)                                 any other remedy or proceeding authorized or permitted under the PPSA or otherwise by law, statute or in equity.

Section 3.3                Additional Rights.

In addition to the remedies set forth in Section 3.2 and elsewhere in this Agreement, whenever the Security Interest is enforceable, the Collateral Agent may:

(a)                                  require each of the Obligors, at the applicable Obligor’s expense, to assemble the Collateral at a place or places designated by notice in writing and such Obligor agrees to so assemble the Collateral promptly upon receipt of such notice;

(b)                                 require each of the Obligors, by notice in writing, to disclose to the Collateral Agent the location or locations of the Collateral and each of the Obligors agrees to promptly make such disclosure when so required;

(c)                                  repair, process, modify, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of any of the Obligors or otherwise;

(d)                                 redeem any prior security interest against any Collateral, procure the transfer of such security interest to itself, or settle and pass the accounts of the prior mortgagee, chargee or encumbrancer (any accounts to be conclusive and binding on the Obligors);

(e)                                  pay any liability secured by any Lien against any Collateral (each of the Obligors, as applicable, will promptly upon receipt of written notice reimburse the Collateral Agent for all such payments);

(f)                                    carry on all or any part of the business of any of the Obligors and, to the exclusion of all others including the applicable Obligor, enter upon, occupy and use all or any of the premises, buildings, and other property of or used by such Obligor for such time as the Collateral Agent sees fit, free of charge, and the Collateral Agent and the Secured Creditors are not liable to such Obligor for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages incurred in connection with or resulting from such action;

(g)                                 borrow for the purpose of carrying on the business of any of the Obligors or for the maintenance, preservation or protection of the Collateral and grant a security interest in the Collateral, whether or not in priority to the Security Interest, to secure repayment;

(h)                                 commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give good and valid receipts and discharges in respect of the Collateral and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to any of the Obligors; and

(i)                                     at any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and upon compliance with the terms of such sale, hold, retain and dispose of such Collateral without any further accountability to any of the Obligors or any other Person with respect to such holding, retention or disposition, except as required by law.  In any such sale to the Collateral Agent, the Collateral Agent may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for Secured Obligations then due and payable to it as a credit against the purchase price.

Section 3.4                Exercise of Remedies.

The remedies under Section 3.2 and Section 3.3 may be exercised from time to time separately or in combination and are in addition to, and not in substitution for, any other rights of the Collateral Agent and the Secured Creditors however arising or created.  The Collateral Agent and the Secured Creditors are not bound to exercise any right or remedy, and the exercise of rights and remedies is without prejudice to the rights of the Collateral Agent and the Secured Creditors in respect of the Secured Obligations including the right to claim for any deficiency.

Section 3.5                Receiver’s Powers.

(1)                                  Any receiver appointed by the Collateral Agent is vested with the rights and remedies which could have been exercised by the Collateral Agent in respect of each of the Obligors or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments.  The identity of the receiver, its replacement and its remuneration are within the sole and unfettered discretion of the Collateral Agent.

(2)                                  Any receiver appointed by the Collateral Agent will act as agent for the Collateral Agent for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for each of the Obligors.  The receiver may sell, lease, or otherwise dispose of Collateral as agent for each of the Obligors or as agent for the Collateral Agent as the Collateral Agent may determine in its discretion.

(3)                                  The Collateral Agent, in appointing or refraining from appointing any receiver, does not incur liability to the receiver, each of the Obligors or otherwise and is not responsible for any misconduct or negligence of such receiver.

Section 3.6                Appointment of Attorney.

Each of the Obligors hereby irrevocably constitutes and appoints the Collateral Agent (and any officer of the Collateral Agent) the true and lawful attorney of the Obligors.  As the attorney of the Obligors, the Collateral Agent has the power to exercise for and in the name of each of the Obligors with full power of substitution, upon (and only upon) the occurrence and during the continuance of an Event of Default, any of the Obligors’ right (including the right of disposal), title and interest in and to the Collateral including the execution, endorsement, delivery and transfer of the Collateral to the Collateral Agent, its nominees or transferees, and the Collateral Agent and its nominees or transferees are hereby empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Collateral to the same extent as such Obligor might do.  This power of attorney is irrevocable, is coupled with an interest, has been given for valuable consideration (the receipt and adequacy of which is acknowledged) and survives, and does not terminate upon, the bankruptcy, dissolution, winding up or insolvency of any of the Obligors.  This power of attorney extends to and is binding upon each of the Obligor’s successors and permitted assigns.  Each of the Obligors authorizes the Collateral Agent to delegate in writing to another Person any power and authority of the Collateral Agent under this power of attorney as may be necessary or desirable in the opinion of the Collateral Agent, and to revoke or suspend such delegation.

Section 3.7                Dealing with the Collateral.

(1)                                  The Collateral Agent and the Secured Creditors are not obliged to exhaust their recourse against any of the Obligors or any other Person or against any other security they may hold in respect of the Secured Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Collateral Agent may consider desirable.

(2)                                  The Collateral Agent and the Secured Creditors may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with each of the Obligors and with other Persons, sureties or securities as they may see fit without prejudice to the Secured Obligations, the liability of the applicable Obligor or the rights of the Collateral Agent and the Secured Creditors in respect of the Collateral.

(3)                                  Except as otherwise provided by law or this Agreement, the Collateral Agent and the Secured Creditors are not (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any Persons in respect of the Collateral, (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal with the Collateral, or (iv) bound to protect the Collateral from depreciating in value or becoming worthless.

Section 3.8                Standards of Sale.

Without prejudice to the ability of the Collateral Agent to dispose of the Collateral in any manner which is commercially reasonable, each of the Obligors acknowledges that:

(a)                                  the Collateral may be disposed of in whole or in part;

(b)                                 the Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

(c)                                  any assignee of such Collateral may be the Collateral Agent, a Secured Creditor or a customer of any such Person;

(d)                                 any sale conducted by the Collateral Agent will be at such time and place, on such notice and in accordance with such procedures as the Collateral Agent, in its sole discretion, may deem advantageous;

(e)                                  the Collateral may be disposed of in any manner and on any terms necessary to avoid violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that the prospective bidders and purchasers have certain qualifications, and restrict the prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of the Collateral) or in order to obtain any required approval of the disposition (or of the resulting purchase) by any governmental or regulatory authority or official;

(f)                                    a disposition of the Collateral may be on such terms and conditions as to credit or otherwise as the Collateral Agent, in its sole discretion, may deem advantageous; and

(g)                                 the Collateral Agent may establish an upset or reserve bid or price in respect of the Collateral.

Section 3.9                Dealings by Third Parties.

(1)                                  No Person dealing with the Collateral Agent, any of the Secured Creditors or an agent or receiver is required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such Person is purporting to exercise have become exercisable, (iii) whether any money remains due to the Collateral Agent or the Secured Creditors by any of the Obligors, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made, (v) the propriety or regularity of any sale or other dealing by the Collateral Agent or any Secured Creditor with the Collateral, or (vi) how any money paid to the Collateral Agent or the Secured Creditors has been applied.

(2)                                  Any bona fide purchaser of all or any part of the Collateral from the Collateral Agent or any receiver or agent will hold the Collateral absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the applicable Obligor, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser together with all rights of redemption, stay or appraisal which such Obligor has or may have under any rule of law or statute now existing or hereafter adopted.

Section 3.10             ULC Limitation.

Notwithstanding any provisions to the contrary contained in this Agreement, the Indenture or any other Indenture Document or other agreement among all or some of the parties hereto, each Obligor is as of the date of this Agreement the sole registered and beneficial owner of all Pledged ULC Shares more particularly described in Schedule (7)(a) of the Perfection Certificate as being held by it and will remain so until such time as such Pledged ULC Shares are fully and effectively transferred into the name of the Collateral Agent or any other person on the books and records of such ULC.  Nothing in this Agreement, the Indenture or any other Indenture Document or other agreement delivered among all or some of the parties hereto is intended to or shall constitute any Secured Creditor or any person other than an Obligor to be a member or shareholder of any ULC until such time as written notice is given to the applicable Obligor and all further steps are taken so as to register such Secured Creditor or other person as holder of the Pledged ULC Shares.  The granting of the pledge and Security Interest pursuant to Article 2 does not make the Collateral Agent or any other Secured Creditor a successor to any Obligor as a member or shareholder of any ULC, and none of the Collateral Agent, any other Secured Creditor and any of its or their respective successors or permitted assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when the Collateral Agent or any other Secured Creditor or any successor or assign expressly becomes a registered member or shareholder of any ULC.  Each Obligor shall be entitled to receive and retain for its own account any dividends or other distributions, if any, in respect of the Collateral, and shall have the right to vote such Pledged ULC Shares and to control the direction, management and policies of the ULC issuing such Pledged ULC shares to the same extent as such Obligor would if such Pledged ULC Shares were not pledged to the Collateral Agent for the benefit of the Secured Creditors or to any other person pursuant hereto.  To the extent any provision hereof would have the effect of constituting the Collateral Agent or any other Secured Creditor to be a member or shareholder of any ULC prior to such time, such provision shall be severed herefrom and ineffective with respect to the relevant Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral other than Pledged ULC Shares.  Notwithstanding anything herein to the contrary (except to the extent, if any, that the Collateral Agent or any other Secured Creditor or any of its or their successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), none of the Collateral Agent, any other Secured Creditor and any of its or their respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC.  Except upon the exercise by the Collateral Agent or any other Secured Creditor or other persons of rights to sell or otherwise dispose of Pledged ULC Shares or other remedies following the occurrence and during the continuance of an Event of Default, each Obligor shall not cause or permit, or enable any ULC in which it holds Pledged ULC Shares to cause or permit, the Collateral Agent or any other Secured Creditor to: (a) be registered as member or shareholder of such ULC; (b) have any notation entered in its favour in the share register of such ULC; (c) be held out as member or shareholder of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Secured Creditor or other person holding a security interest in the Pledged ULC Shares; or (e) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.

Section 3.11             Voting.

(1)                                  The provisions of this Section 3.11 shall apply solely after incurrence of the Additional Secured Obligations.  The provisions of the Indenture shall apply prior to the incurrence of any such Additional Secured Obligations.

(2)                                  The Required Secured Creditors shall have the right to direct the Collateral Agent, following the occurrence of an Event of Default which is continuing, to foreclose on, or exercise its other rights with respect to, the Collateral (or exercise other remedies with respect to the Collateral). For the purposes of determining the Required Secured Creditors and their directions in accordance with this Section, each Secured Creditor or its Authorized Representative shall provide to the Collateral Agent certificates, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the respective amounts of outstanding principal obligations owing to such Secured Creditors and their direction or vote and the Collateral Agent shall be fully entitled to rely on such certificates.

(3)                                  Any action taken or not taken without the vote of any Secured Creditor or Secured Creditors under this Section 3.11 shall nevertheless be binding on such Secured Creditor or Secured Creditors.

(4)                                  Except as provided in the succeeding sentence or in Section 5.17, in the case of an Event of Default which is continuing, the Collateral Agent will only be permitted, subject to applicable law, to exercise remedies and sell the Collateral under this Agreement at the direction of the Required Secured Creditors.  If the Collateral Agent has asked the Secured Creditors for instruction and the applicable Secured Creditors have not yet responded to such request, the Collateral Agent shall be authorized to take, but shall not be required to take, and shall in no event have any liability for the taking, any delay in taking or the failure to take, such actions with regard to a Default or Event of Default which  is continuing which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors and to preserve the value of the Collateral and shall give the Secured Creditors appropriate notice of such action; provided that once instructions with respect to such request have been received by the Collateral Agent from the applicable Secured Creditors, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1                General Representations, Warranties and Covenants.

Each of the Obligors represents and warrants and covenants and agrees, acknowledging and confirming that the Collateral Agent and each other Secured Creditor is relying on such representations, warranties, covenants and agreements, that:

(a)                                  Continuous Perfection. Schedule (2) of the Perfection Certificate sets out each Obligor’s chief executive office, being the address of the office of each of the Obligors where its most senior executive officers are located, where such executive officers generally transact business and from which the chief administrative and policy-making functions of such Obligor emanate.  Schedule (2) of the Perfection Certificate also sets out the address at which the books and records of each of the Obligors are located and the address from which the invoices and accounts of each of the Obligors are issued.

Section 4.2                Additional Security Perfection and Protection of Security Interest.

Each of the Obligors will grant to the Collateral Agent, for the benefit of the Secured Creditors, security interests, assignments, mortgages, charges, hypothecations and pledges in the Collateral of such Obligor that is not subject to a valid and perfected first ranking security interest (subject only to Permitted Liens) constituted by the Security Documents, in each relevant jurisdiction as reasonably determined by the Collateral Agent.  Each of the Obligors will execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file, signify, publish, perfect, preserve, maintain, or record, or cause to be registered, filed, signified, published, perfected, preserved, maintained or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Collateral Agent reasonably necessary or desirable for the continued validity, perfection, preservation, maintenance, protection and priority of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Liens including: (i) executing, recording and filing of financing or other statements, and paying all taxes, fees and other charges payable, (ii) placing notations on its books of account to disclose the Security Interest, and (iii) executing and delivering any certificates, endorsements, instructions, agreements, documents and instruments that may be required under the STA.  Each of the Obligors will deliver or cause to be delivered to the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Collateral Agent as the Collateral Agent shall reasonably deem necessary to perfect or maintain the perfection and priority of the Liens on the Collateral pursuant to the Security Documents.  If an Event of Default has occurred and is continuing, upon the exercise by the Collateral Agent or the Required Secured Creditors of any power, right, privilege or remedy pursuant to any Indenture Document which requires any consent, approval, registration, qualification or authorization of any Governmental Entity, each of the Obligors will execute and deliver all applications, certifications, instruments and other documents and papers that the Collateral Agent or the Required Secured Creditors may reasonably require.  If the Trustee, the Collateral Agent or the Required Secured Creditors determine that they are required by law to have appraisals prepared in respect of the Real Property of any Obligor constituting Collateral, such Obligor shall provide to the Collateral Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Trustee and the Collateral Agent.  Each of the Obligors shall, from time to time whether before or after the Security Interest becomes enforceable, promptly and duly authorize, execute and deliver such further deeds, transfers, assignments, agreements, instruments and documents, and take such further action, as the Collateral Agent may request for the purpose of obtaining or preserving the full benefits of, and the rights and powers granted by, this Agreement.  The documents contemplated by this paragraph must be in form and substance satisfactory to the Collateral Agent and all such actions and deliveries shall be at the expense of each of the Obligors.

Section 4.3                Further Documentation.

Each of the Obligors acknowledges that this Agreement has been prepared based on the existing laws of the Province of Alberta, and that a change in such laws, or the laws of other jurisdictions, may require the execution and delivery of different forms of security documentation.  Accordingly, each of the Obligors agrees that the Collateral Agent will have the right to require that this Agreement be amended or supplemented or replaced, and that such Obligor will immediately on request of the Collateral Agent authorize, execute and deliver any such amendment, supplement or replacement (i) to reflect any changes in such laws, whether arising as a result of statutory amendments, court decisions or otherwise; (ii) to facilitate the creation and registration of appropriate security in all appropriate jurisdictions; or (iii) if such Obligor merges or amalgamates with any other Person or enters into any corporate reorganization, in each case in order to confer on the Collateral Agent Liens similar to, and having the same effect as, the Security Interest.  The Obligors shall, from time to time after the Security Interest has become enforceable, do all such acts and things and execute and deliver all such deeds, transfers, assignments, agreements, instruments and documents as the Collateral Agent may require for facilitating the sale or other disposition of the Collateral in connection with any realization thereof.

ARTICLE 5

GENERAL

Section 5.1                Notices.

Any notice, direction or other communication (each a “Notice”) given regarding the matters contemplated by this Agreement must be in writing, sent by personal delivery, courier or facsimile (but not by electronic mail) and addressed:

(a)	to any of the Obligors at:

Gibson Energy ULC

1700, 440 - 2nd Avenue S.W.

Calgary, AB, Canada

T2P 5E9

	Attention:	Executive Vice President, Finance and Chief Financial Officer

	Email:	rtaylor@gibsons.com

	Facsimile:	(403) 206-4011

With a copy to:

Gibson Energy ULC
1700, 440 - 2nd Avenue S.W.
Calgary, AB, Canada
T2P 5E9

	Attention:	Vice President and General Counsel
	Facsimile:	(403) 206-4011

With a copy to:

Riverstone Holdings LLC

712 Fifth Avenue

51st Floor

New York, New York

10019

Attention:	Robert Tichio

Email:	robert@riverstonellc.com

Facsimile:	(212) 993-0077

(b)

to the Collateral Agent at:

BNY Trust Company of Canada

4 King Street West, Suite 1101

Toronto, Ontario

M5H 1B6

Attention:	Angela Ikhimokpa

Telephone:	(416) 933-8505

Facsimile:	(416) 360-1727

(c)

to the Trustee at:

The Bank of New York Mellon

Global Trust Services

101 Barclay Street 4E

New York, NY

10286

Attention:	Corporation Trust Division — Global Finance Americas Unit

Telephone:	(212) 815-5381

Facsimile:	(212) 815-5802/5803

(d)

to the other Authorized Representatives at the address designated for this purpose in its Additional Secured Creditor Joinder.

The Obligors, the Collateral Agent, the Trustee or other Authorized Representatives, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 5.2                Discharge.

(1)                                  Except as otherwise expressly provided in Section 5.2(2) and 5.2(3), the Security Interest will be discharged upon, but only upon, full payment and performance of the Secured Obligations and termination of all commitments thereunder (other than contingent indemnity obligations), if any.  Upon discharge of the Security Interest and at the request and expense of the Obligors, the Collateral Agent will execute and deliver to the Obligors such financing statements and other documents or instruments as the Obligors may reasonably require and the Collateral Agent will redeliver to the Obligors against receipt and without recourse to or warranty by the Collateral Agent, or as the Obligors may otherwise direct the Collateral Agent, any Collateral in its possession which shall not have been sold or otherwise applied pursuant to the terms hereof.

(2)                                  The Security Interest in proceeds of Collateral which:

(a)                                  constitute any Accounts (other than Accounts comprising part of the Specified Contract Rights), Assigned Claims (other than Assigned Claims comprising part of the Specified Contract Rights), cash, cash equivalents, currency and moneys (other than cash, cash equivalents, currency or moneys directed to be and deposited in or credited to the Collateral Account) which arise, become payable or are paid or collected prior to the Proceeds Date in the following circumstances:

(i)                                     where the ABL Credit Agent had no actual knowledge that same constituted proceeds of Collateral (x) at the time any such Accounts or Assigned Claims giving rise to the payments, collections, cash, cash equivalents, currency or moneys were created or, (y) in the case of payments or collections, not resulting from any Account or Assigned Claim, at the time such payments, collections, cash, cash equivalents, currency or moneys were paid or collected; and

(ii)                                  where at such Proceeds Date, there are outstanding Loan Agreement Obligations; and

(iii)                               where the ABL Credit Agent in its sole discretion has not expressly agreed that any such proceeds constitute proceeds of Collateral; and

(b)                                 which form part of the Liquidity Collateral;

will be automatically released on the Proceeds Date without any further action by the Collateral Agent.

For the purposes of this Section 5.2(2), the terms “Accounts”, “Assigned Claims”, “Loan Agreement Obligations” and “Proceeds Date” have the meaning ascribed thereto in the Intercreditor Agreement.

(3)                                  The Collateral shall be released from the liens created hereunder pursuant to provisions of Sections 8.04 and 8.07 of the Indenture; provided that after the issuance of Additional Secured Obligations, no Collateral shall be released from the lien of this Agreement pursuant to this Section 5.2(3), unless such release is also permitted by the Additional Secured Debt Documents.

(4)                                  At any time that any Obligor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to Section 5.2(1), Section 5.2(2) or Section 5.2(3) the Obligor shall deliver to the Collateral Agent (a) a certificate signed by an officer of such Obligor stating that the release of the respective Collateral is permitted pursuant to such Section 5.2(1), Section 5.2(2) or Section 5.2(3) and (b) any other documents required by Section 8.04 of the Indenture.

(5)                                  The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent believes to be in accordance with) this Section 5.2.

Section 5.3                No Merger, Survival of Representations and Warranties.

This Agreement does not operate by way of merger of any of the Secured Obligations and no judgment recovered by the Collateral Agent or any of the Secured Creditors will operate by way of merger of, or in any way affect, the Security Interest, which is in addition to, and not in substitution for, any other security now or hereafter held by the Collateral Agent and the Secured Creditors in respect of the Secured Obligations.  The representations, warranties and covenants of each of the Obligors in this Agreement survive the execution and delivery of this Agreement and the issuance of Notes.  Notwithstanding any investigation made by or on behalf of the Collateral Agent or the Secured Creditors these covenants, representations and warranties continue in full force and effect.

Section 5.4                Supplemental Security.

This Agreement is in addition to, without prejudice to and supplemental to all other security now held or which may hereafter be held by the Collateral Agent or the Secured Creditors.

Section 5.5                Successors and Assigns.

This Agreement creates a continuing Security Interest in the Collateral and shall (i) be binding on each of the Obligors and its successors and assigns, and (ii) enure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Creditors and each of their respective successors, permitted transferees and permitted assigns.  No other Person (including any other creditor of any Obligor) shall have any interest herein or any right or benefit with respect hereto.  Without limiting the generality of the foregoing, any Secured Creditor may transfer any indebtedness held by it secured by this Agreement to any other Person, and such other

Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Creditor, herein or otherwise, subject however, in the case of a Noteholder, to the provisions of the Indenture, and in the case of an Additional Secured Creditor, to the provisions of the Additional Secured Debt Documents. None of the Obligors may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent which may be unreasonably withheld except pursuant to transactions permitted under the Indenture.  Each of the Obligors agrees that its obligations hereunder and the Security Interest shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Creditors upon the bankruptcy or reorganization of any Obligor or otherwise.

Section 5.6                Amalgamation.

Each of the Obligors acknowledges and agrees that in the event it amalgamates with any other corporation or corporations, it is the intention of the parties that the Security Interest (i) subject to Section 2.4, extends to: (A) all of the property of the type and description set forth in Section 2.1 that any of the amalgamating corporations then owns, (B) all of the property of the type and description set forth in Section 2.1 that the amalgamated corporation thereafter acquires, (C) all of the property of the type and description set forth in Section 2.1 in which any of the amalgamating corporations then has any interest and (D) all of the property of the type and description set forth in Section 2.1 in which the amalgamated corporation thereafter acquires any interest; and (ii) secures the payment and performance of all debts, liabilities and obligations of each of the amalgamating corporations and the amalgamated corporation of nature and kind set forth in Section 2.2 and whether incurred prior to, at the time of or subsequent to the amalgamation.  The Security Interest attaches to the additional collateral at the time of amalgamation and to any collateral thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired.  Upon any such amalgamation, the defined term “Obligor” includes, collectively, each of the amalgamating corporations and the amalgamated corporation, the defined term “Collateral” means all of the property and undertaking and interests described in (i) above, and the defined term “Secured Obligations” means the obligations described in (ii) above.

Section 5.7                Severability.

If any court of competent jurisdiction from which no appeal exists or is taken, determines any provision of this Agreement to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

Section 5.8                Amendment.

This Agreement may only be amended, supplemented or otherwise modified by written agreement executed by the Collateral Agent and each of the Obligors affected by such amendment, supplement or modification and subject to any consent of the Noteholders required in accordance with the Indenture and any consent of the Additional Secured Creditors required by the Additional Secured Debt Documents.

Section 5.9                Waivers, etc.

(1)                                  No consent or waiver by the Collateral Agent or the Secured Creditors in respect of this Agreement is binding unless made in writing and signed by an authorized officer of the Collateral Agent and subject to any consent of the Noteholders required in accordance with the Indenture and any consent of the Additional Secured Creditors required by the Additional Secured Debt Documents.  Any consent or waiver given under this Agreement is effective only in the specific instance and for the specific purpose for which given.  No waiver of any of the provisions of this Agreement constitutes a waiver of any other provision.

(2)                                  A failure or delay on the part of the Collateral Agent or the Secured Creditors in exercising a right under this Agreement does not operate as a waiver of, or impair, any right of the Collateral Agent or the Secured Creditors however arising.  A single or partial exercise of a right on the part of the Collateral Agent or the Secured Creditors does not preclude any other or further exercise of that right or the exercise of any other right by the Collateral Agent or the Secured Creditors.

Section 5.10             Application of Proceeds of Security.

(1)                                  Prior to the joinder of any Additional Secured Creditors pursuant to Section 5.15, all monies collected by the Collateral Agent upon the enforcement of the Collateral Agent’s or the Secured Creditors’ rights and remedies under the Security Documents and the Liens created by them including any sale or other disposition of the Collateral, together with all other monies received by the Collateral Agent and the Secured Creditors under the Collateral Documents, will be applied as provided in the Indenture.

(2)                                  After the joinder of any Additional Secured Creditors pursuant to Section 5.15, all monies collected by the Collateral Agent upon the enforcement of the Collateral Agent’s or the Secured Creditors’ rights and remedies under the Security Documents and the Liens created by them including any sale or other disposition of the Collateral, together with all other monies received by the Collateral Agent and the Secured Creditors under the Security Documents will be applied as follows:

(a)                                  First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Indenture Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b)                                 Second, to the Trustee and the Authorized Representative, all amounts payable to the Trustee, its agents and attorneys for amount due under Section 7.07 under the Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection and similar amounts due to any other Authorized Representative under the Additional Secured Debt Documents;

(c)                                  Third, without duplication of amounts applied pursuant to clause (1) above, to the payment in full in cash, pro rata, of interest and other amounts constituting Secured Obligations (other than principal) and any fees and premiums constituting Secured Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(d)                                 Fourth, to the payment in full in cash, pro rata, of principal amount of the Secured Obligations and any premium thereon; and

(e)                                  Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct.

All applications of proceeds pursuant to clauses (a) through (d) above shall be allocated among the Secured Creditors on a pro rata basis according to the principal (or, in the case of discount notes, accreted value), interest and other amounts owing in respect of the Secured Obligations at the time of the distribution.  In the event that any such proceeds are insufficient to pay in full the items described in clauses (1) through (3) of this Section 5.10(2), the Obligors shall remain liable, jointly and severally, for any deficiency.

(3)                                  Upon the request of the Collateral Agent prior to any distribution under this Section 5.10, each Secured Creditor or its Authorized Representative shall provide to the Collateral Agent certificates, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the respective amounts referred to in Section 5.10(2), that each such Secured Creditor or its Authorized Representative believes it is entitled to receive, and the Collateral Agent shall be fully entitled to rely on such certificates.

(4)                                  If, despite the provisions of this Agreement, any Secured Creditor shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Creditor shall hold such payment or recovery in trust for the benefit of all Secured Creditors for distribution in accordance with this Section 5.10.

Section 5.11             Governing Law.

(1)                                  This Agreement will be governed by, interpreted and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

(2)                                  Each of the Obligors irrevocably attorns and submits to the non-exclusive jurisdiction of any court of competent jurisdiction of the Province of Alberta sitting in Calgary, Alberta in any action or proceeding arising out of or relating to this

Agreement and the other Indenture Documents to which it is a party.  Each of the Obligors irrevocably waives objection to the venue of any action or proceeding in such court or that such court provides an inconvenient forum.  Nothing in this Section limits the right of the Collateral Agent to bring proceedings against any of the Obligors in the courts of any other jurisdiction.

(3)                                  Each of the Obligors hereby irrevocably consents to the service of any and all process in any such action or proceeding by the delivery of copies of such process to such Obligor as set forth in Section 12.02 of the Indenture.  Nothing in this Section affects the right of the Collateral Agent to serve process in any manner permitted by law.

Section 5.12             Application of Saskatchewan Law.

(1)                                  The Land Contracts (Actions) Act (Saskatchewan) shall have no application to any action, as defined therein, with respect to this Agreement.

(2)                                  The Limitation of Civil Rights Act (Saskatchewan) shall have no application to (i) this Agreement, (ii) any mortgage, charge or other security for the payment of money made, given or created by this Agreement, (iii) any agreement or instrument renewing or extending or collateral to this Agreement or any mortgage, charge or other security referred to or mentioned in (ii) above, or (iv) the rights, powers or remedies of the Agent under this Agreement or any mortgage, charge, other security, agreement or instrument referred to or mentioned in (ii) or (iii) above.

Section 5.13             Filings.

Each Obligor hereby irrevocably authorizes the Collateral Agent at any time and from time to time, to file in any relevant jurisdiction any financing statement (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including the filing of a financing statement describing the Collateral as “all assets now owned or hereafter acquired by the Obligor or in which Obligor otherwise has rights”.  Each Obligor agrees to provide all information necessary for such filings to the Collateral Agent promptly upon request by the Collateral Agent.  Each Obligor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office, United States Copyright Office or the Canadian Intellectual Property Office (or any successor office or any similar office in any other country), including this Agreement, the Confirmation of Security Interest in Intellectual Property, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Obligor hereunder, without the signature of such Obligor, and naming such Obligor, as debtor, and the Collateral Agent, as secured party.

Section 5.14                            Waiver of Financing Statement, Etc.

Each of the Obligors hereby waives the right to receive from the Collateral Agent or the Secured Creditors a copy of any financing statement, financing change statement or other statement or document filed or registered at any time in respect of this Agreement or any verification statement or other statement or document issued by any registry that confirms or evidences registration of or relates to this Agreement.

Section 5.15             Additional Secured Obligations.

On or after the date hereof, the Issuers may from time to time designate additional First Lien Obligations as additional Secured Obligations hereunder (the “Additional Secured Obligations”) by delivering to the Collateral Agent (a) a certificate signed by the chief financial officer of the Issuers (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as Additional Secured Obligations for purposes hereof, (ii) representing that such designation of such obligations as Additional Secured Obligations complies with the terms of the Indenture and (iii) specifying the name and address of the Authorized Representative for such obligations; and (b) a fully executed Additional Secured Creditor Joinder (in the form attached as Schedule D).  Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as agent under and subject to the terms of this Agreement for the benefit of all Secured Creditors, including any Additional Secured Creditors that hold any such Additional Secured Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Additional Secured Obligations as set forth in the Additional Secured Creditor Joinder, and the Authorized Representative providing such Additional Secured Creditor Joinder shall, on behalf of itself and each Additional Secured Creditor it represents, be bound by this Agreement.  For purposes of this Agreement, all Obligations arising under or in connection with the Notes (including Additional Notes and Exchange Notes) constitute Note Obligations rather than Additional Secured Obligations; however upon the issuance of Additional Notes, the Issuers shall deliver to the Collateral Agent a certificate signed by the chief financial officer of the Issuers setting forth the particulars of the Additional Notes including the aggregate principal amount or face amount thereof and certifying that such issuance of First Lien Obligations complies with the terms of the Indenture.

Section 5.16             Counterparts.

This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together will be deemed to constitute one and the same instrument.  The party sending the facsimile transmission will also deliver the original signed counterpart to the other parties, however, failure to deliver the original signed counterpart shall not invalidate this Agreement.

Section 5.17             Collateral Agent.

(1)                                  Each Noteholder, by its acceptance of the Indenture, and each Authorized Representative of any Additional Secured Creditors on behalf of itself and the Additional Secured Creditors that it represents, by its execution of an Additional Secured Creditor Joinder, has appointed, and each other Secured Creditor, by accepting the benefits hereof, hereby appoints, BNY Trust Company of Canada to serve as Collateral Agent and representative of itself and any other Secured Creditors that it represents under each of the Security Documents, and authorizes the Collateral Agent to act as agent for itself and such Secured Creditors for the purpose of executing and delivering, on behalf of itself and such Secured Creditors, each of the Security Documents and any other documents or instruments related thereto or necessary or, as determined by the Collateral Agent, desirable to perfect the Liens granted to the Collateral Agent thereunder, for the purpose of holding the Liens on the Collateral granted pursuant to the Security Documents, and, subject to the provisions of this Agreement, for the purpose of enforcing its and such Secured Creditors’ rights in respect of the Collateral and the obligations of the Obligors under the Security Documents, and for the purpose of, or in connection with, releasing the obligations of the Obligors under the Security Documents.  The Collateral Agent hereby agrees that it shall so act as Collateral Agent and representative of the Secured Creditors subject to, in respect of any Additional Secured Creditors, compliance by the Authorized Representative on behalf of such Additional Secured Creditors with Section 5.15. The Collateral Agent shall have the sole authority to exercise remedies under the Security Documents.  The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with the Secured Agreements.  The Collateral Agent may resign, may be removed and a successor Collateral Agent may be appointed in the manner provided under Section 5.19.

(2)                                  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which a reasonable person accords his own property consisting of similar property, instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Creditors shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Creditor has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral.

(3)                                  The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to the Secured Agreements and its duties thereunder, upon advice of counsel selected by it (who may be counsel to one or more of the Obligors).  The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until the Collateral Agent has received written notice from a Secured Creditor, the Issuers or an Obligor referring to the applicable Secured Agreement, describing such Default or Event of Default and stating that it is a “notice of default” or a “notice of event of default”, setting forth in reasonable detail the facts and circumstances thereof and stating that the Collateral Agent may rely on such notice without further inquiry.  The Collateral Agent shall have no obligation or duty prior to or after receiving any such notice to inquire whether a Default or Event of Default has in fact occurred and shall be entitled to conclusively rely, and shall be fully protected in so relying, on any such notice furnished to it.

(4)                                  If any item of Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the terms of this Agreement shall apply.

(5)                                  Notwithstanding anything to the contrary contained herein, the Collateral Agent is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Authorized Representatives on behalf of the applicable Secured Creditors have been requested by the Collateral Agent but have not yet been received, to take any action which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.

(6)                                  Notwithstanding anything to the contrary contained herein or in any Security Document, the Collateral Agent shall not be required to take or refrain from taking, and shall have no liability to any Secured Creditor for taking or refraining from taking, any action that exposes or, in the good faith judgment of the Collateral Agent may expose, the Collateral Agent or its officers, directors, agents or employees to personal liability, unless the Collateral Agent shall be adequately indemnified, or that is, or in the good faith judgment of the Collateral Agent may be, contrary to any Security Document, any other Secured Agreement or applicable law.  Upon receipt of such indemnity, however, the Collateral Agent shall act upon the specific instructions of the Authorized Representatives provided in accordance with the provisions of this Agreement, except for any instructions that in the good faith judgment of the Collateral Agent may be contrary to any Security Document, any other Secured Agreement or applicable law.

(7)                                  For purposes of this Agreement and other Security Documents, each Secured Creditor shall appoint a Person as its Authorized Representative for the purpose of giving or delivering any notices or instructions hereunder and thereunder.  Any instructions given by the Authorized Representatives (other than the Trustee) on behalf of the applicable Secured Creditors to the Collateral Agent pursuant to the Security Documents shall be in writing signed by the Authorized Representative(s) of the applicable Secured Creditors with respect to such instructions and such instructions shall certify to and for the benefit of the Collateral Agent the outstanding aggregate principal amount (or, in the case of discount notes, accreted value) of all Secured Obligations that the Secured Creditors authorizing such instructions hold.  In determining whether the applicable Secured Creditors have consented to any action under the Security Documents, the Collateral Agent may conclusively rely on each Authorized Representative as to the amount of Secured Obligations held by holders represented by such Authorized Representative.  The Collateral Agent shall be entitled to conclusively and absolutely rely on such instructions and certification as to the identity of the applicable Secured Creditors with respect to such instructions, and the Collateral Agent shall not be required to take any action, and shall not be liable to any Secured Creditor for failing or refusing to act, pursuant to any instructions which are not given or delivered by the Authorized Representatives of various Secured Creditors comprising the applicable Secured Creditors as required by Section 3.11.

(8)                                  Each Obligor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or nonexercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Creditors, be governed by the provisions of this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Obligors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Collateral Agent and the other Secured Creditors with full and valid authority so to act or refrain from acting, and no Obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

(9)                                  Subject to Section 5.17(6), neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Obligor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent in the Collateral and, subject to Section 5.17(6), shall not impose any duty upon the Collateral Agent to exercise any such powers.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall have any duty or liability or be responsible to any Obligor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.  The Collateral Agent shall have no duty or liability as to the taking of any necessary steps to preserve or protect the Collateral or to preserve rights against prior parties.  Nothing contained in this Agreement shall be construed as requiring or obligating the Collateral Agent, and the Collateral Agent shall not be required or obligated, to (i) present or file any claim or notice or take any action with respect to any Collateral or in connection therewith or (ii) notify any Obligor of any decline in the value of any Collateral.  The Collateral Agent shall have no duty as to the collection of any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent, or any income thereon or any other rights pertaining thereto.

(10)                            No provision of the Secured Agreements shall be deemed to impose any duty or obligation on the Collateral Agent to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Collateral Agent shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Collateral Agent shall be construed to be a duty.

(11)                            The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of Collateral), in each case in accordance with the Secured Agreements.

(12)                            Upon resignation of the Collateral Agent in accordance with the terms of Section 5.19, the Collateral Agent shall thereupon be discharged from its duties and obligations under the Secured Agreements.  Following the resignation of the Collateral Agent, the provisions of the Secured Agreements shall inure to its benefit as to any actions taken or omitted to be taken by it under the Secured Agreements while it was the Collateral Agent.

(13)                            The Collateral Agent shall not have any liability hereunder except for its own gross negligence or willful misconduct, or material breach and under no circumstances shall the Collateral Agent be liable for any special, punitive, exemplary or consequential damages.

(14)                            The Collateral Agent shall be vested with all of the rights, powers, benefits, privileges and protections of the Collateral Agent set forth in the Indenture, all of which are incorporated herein and shall apply to all of the Security Documents.

(15)                            The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Indenture Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent, including a sub-agent which is a non-U.S. affiliate of the Collateral Agent. Except as otherwise provided in this Section 5.17, neither the Collateral Agent nor any of its respective officers, directors, employees, attorney or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing the First Lien Obligations, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any such Liens or Security Documents or any delay in doing so provided that if instructed by the Required Secured Creditors in accordance with the provisions of the Security Documents, the Collateral Agent (subject to receipt of an indemnity requested by it and acceptable to it and any other applicable provisions of the Security Documents) shall comply with instructions from such Required Secured

Creditors.  The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  The exculpatory provisions of this Section 5.17 shall apply to any agent, attorneys-in-fact or sub-agent and to the Affiliates of the Collateral Agent and any such agent, attorneys-in-fact or sub-agent, and shall apply to their respective activities in connection with the exercise of the rights and remedies of the Collateral Agent provided for hereunder, as well as all other activities as Collateral Agent.

Section 5.18             Costs and Expenses.

(1)                                  Each Obligor, on a joint and several basis, shall pay all reasonable out of pocket expenses incurred by the Trustee or the Collateral Agent (including the fees, charges and disbursements of not more than one counsel plus, if necessary, one local counsel per jurisdiction for the Trustee or the Collateral Agent), in connection with the enforcement or protection of its rights (i) in connection with this Agreement and the other Indenture Documents, including its rights under this Section 5.18 (ii) in connection with the Indenture Documents, the Security Interest created thereunder or the Collateral, including all legal fees, court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the interest of the Collateral Agent, the Secured Creditors’ (or any one of them) interest in any Collateral, whether or not directly relating to the enforcement of this Agreement and the other Indenture Documents, or (iii) in connection with the issuance of Notes under the Indenture, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such issuance of Notes and (iv) all documentary and similar taxes and charges in respect of the Indenture Documents.

(2)                                  Each Obligor, on a joint and several basis, shall indemnify the Trustee (and any sub-trustee thereof) and the Collateral Agent (and any sub-agent thereof) and their respective Affiliates and each officer, director, employee or agent thereof (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any party hereto or any third party arising out of, in connection with, or as a result of any action, investigation, suit or proceeding (whether commenced or threatened) relating to or arising out of (i) the execution or delivery of this Agreement, any other Indenture Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any issuance of Notes or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property or facility owned, leased or operated by any Credit Party at any time, or any

Environmental Claim related in any way to any Credit Party, or (iv)  any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Issuers or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) result from a claim brought by any Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Indenture Document, if such Credit Party has obtained a judgment in its favor on such claim as determined by a court of competent jurisdiction.

(3)                                  All amounts due under this Section 5.18 shall be payable not later than three (3) Business Days after demand therefor.

Section 5.19               Resignation and Removal of Collateral Agent.

(1)                                  A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent will become effective only upon the successor Collateral Agent’s acceptance of appointment as provided in this Section 5.19.

(2)                                  The Collateral Agent may resign in writing at any time and be discharged from its obligations hereunder created by so notifying the Issuers.  Prior to the incurrence of Additional Secured Obligations, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Collateral Agent by so notifying the Collateral Agent and the Issuers in writing.  After incurrence of the Additional Secured Obligations, the Required Secured Creditors may remove the Collateral Agent by so notifying the Collateral Agent and the Issuers in writing.  The Issuers may remove the Collateral Agent if:

(a)                                  the Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Collateral Agent under any Bankruptcy Law;

(b)                                 a custodian or public officer takes charge of the Collateral Agent or its property; or

(c)                                  the Collateral Agent becomes incapable of acting.

(3)                                  If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Issuers will promptly appoint a successor Collateral Agent.  Within one year after the successor Collateral Agent takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes (and, after the issuance of any Additional Secured Obligations, solely the Required Secured Creditors) may appoint a successor Collateral Agent to replace the successor Collateral Agent appointed by the Issuers.

(4)                                  If a successor Collateral Agent does not take office within sixty (60) days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes (and, after the issuance of any Additional Secured Obligations, the holders of at least 10% in aggregate principal amount of the then outstanding Secured Obligations) may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(5)                                  A successor Collateral Agent will deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Issuers.  The resignation or removal of a Collateral Agent shall become effective only upon (a) the execution and delivery of such documents or instruments as are necessary to transfer the rights and obligations of the Collateral Agent under the Security Documents and (b) the recording or filing of such documents, instruments or financing statements and the delivery of such Collateral as may be necessary to maintain the priority and perfection of any security interest granted by the Security Documents.  Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent and compliance with the immediately preceding sentence, the resignation or removal of the retiring Collateral Agent will become effective, and the successor Collateral Agent will have all the rights, powers and duties of the Collateral Agent under the Indenture and the Security Documents, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under the Secured Agreements.  After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under the Secured Agreements while it was the Collateral Agent.  The successor Collateral Agent will mail a notice of its succession to each Authorized Representative.  Notwithstanding replacement of the Collateral Agent pursuant to this Section 5.19, the Issuers’ obligations under Section 5.18 hereof will continue for the benefit of the retiring Collateral Agent.

(6)                                  If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Collateral Agent.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF each Obligor has executed this Agreement.

GIBSON ENERGY ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

GEP MIDSTREAM FINANCE CORP.

By:	/s/ Robert M. Tichio
Authorized Signing Officer

GIBSON ENERGY HOLDING ULC

By:	/s/ Robert M. Tichio
Authorized Signing Officer

Security Agreement – Issuers and Parent

Accepted and Agreed:

BNY TRUST COMPANY OF CANADA as Collateral Agent

By:	/s/ Angela Ikhimokpa
Name: Angela Ikhimokpa
Title: Authorized Signatory

Security Agreement – Issuers and Parent

SCHEDULE A
FORM OF CONFIRMATION OF SECURITY INTEREST
IN INTELLECTUAL PROPERTY

WHEREAS:

A.                                   • (the “Debtor”), a corporation incorporated and existing under the laws of • with offices at [address], is the owner of the [trade-marks/patents/copyrights/industrial designs] set forth in Exhibit A hereto, the registrations and applications for the [trade-marks/patents/copyrights/industrial designs] identified therein and the underlying goodwill associated with such [trade-marks/patents/copyrights/industrial designs] (collectively, the “[Trade-Marks/ Patents/Copyrights/Industrial Designs]”); and

B.                                     BNY Trust Company of Canada, as collateral agent for the benefit of the Secured Creditors (the “Collateral Agent”), with offices at [address], has entered into an agreement with the Debtor, as reflected by a separate document entitled the security agreement (the “Security Agreement”) dated as of the [•] day of •, 2009 by which the Debtor granted to the Collateral Agent, a security interest in certain property, including the [Trade-Marks/Patents/Copyrights/ Industrial Designs], in consideration of the purchase of the Notes (as defined in the Security Agreement) issued by, inter alia, [the parent company of] the Debtor;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged and in accordance with the terms and obligations set forth in the Security Agreement, the Debtor confirms the grant to the Collateral Agent of a security interest in and to the [Trade-Marks/Patents/Copyrights/Industrial Designs].

DATED on this [•] day of [•], [•].

DEBTOR NAME

By:
Name: •
Title: •

DATED on this [•] day of [•], [•], before me appeared and the person who signed this instrument, who acknowledged that [he/she] signed it as a free act on [his/her] behalf or on behalf of the corporation identified and referred to herein as the Debtor.

[Signature of Notary Public/Witness]

EXHIBIT A
TRADEMARKS/PATENTS/COPYRIGHTS/INDUSTRIAL DESIGNS

SCHEDULE B
FORM OF CONFIRMATION OF SECURITY INTEREST
IN INTELLECTUAL PROPERTY — UNITED STATES

WHEREAS:

A.                                   • (the “Debtor”), a corporation incorporated and existing under the laws of • with offices at [address], is the owner of the [trademarks/patents/copyrights] set forth in Exhibit A hereto, the registrations and applications for the [trademarks/patents/copyrights] identified therein and the underlying goodwill associated with such [trademarks/patents/copyrights] (collectively, the “[Trademarks/ Patents/Copyrights]”); and

B.                                     BNY Trust Company of Canada, as collateral agent for the benefit of the Secured Creditors (the “Collateral Agent”), with offices at [address], has entered into an agreement with the Debtor, as reflected by a separate document entitled the “Security Agreement” dated as of the [•] day of •, 2009 by which the Debtor granted to the Collateral Agent, a security interest in certain property, including the [Trademarks/Patents/Copyrights], in consideration of the purchase of the Notes (as defined in the Security Agreement) issued by, inter alia, [the parent company of] the Debtor;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged and in accordance with the terms and obligations set forth in the Security Agreement, the Debtor confirms the grant to the Collateral Agent of a security interest in and to the [Trademarks/Patents/Copyrights].

DATED on this [•] day of [•], [•].

DEBTOR NAME

By:
Name:
Title:

DATED on this [•] day of [•], [•], before me appeared and the person who signed this instrument, who acknowledged that [he/she] signed it as a free act on [his/her] behalf or on behalf of the corporation identified and referred to herein as the Debtor.

[Signature of Notary Public/Witness]

EXHIBIT A
TRADEMARKS/PATENTS/COPYRIGHTS/INDUSTRIAL DESIGNS

SCHEDULE C
FORM OF ISSUER’S ACKNOWLEDGEMENT

TO:                                                                          BNY Trust Company of Canada, as Collateral Agent

AND TO:                                            the Secured Creditors (as defined in the Security Agreement)

Reference is made to the security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) dated as of •, 2009 made by Gibson Energy ULC, GEP Midstream Finance Corp. and Gibson Energy Holding ULC (each an “Obligor” and together the “Obligors”) in favour of BNY Trust Company of Canada, as collateral agent (in such capacity and together with any successors or permitted assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Creditors; and

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Security Agreement.

The undersigned hereby represents and warrants to and in favour of the Collateral Agent and each other Secured Creditor that:

(i)                                     There are • outstanding units in the capital of the undersigned. • is the registered owner (“•“) of • units in the capital of the undersigned and • (together with • is herein referred to as the “Holder”) is the registered owner of • units in the capital of the undersigned (collectively, all such units together with any and all units hereafter acquired by any such Holder are hereinafter referred to as the “Uncertificated Securities”) on the books of the undersigned;

(ii)                              the Uncertificated Securities are not represented by a certificate or certificates;

(iii)                               the undersigned does not know of any claim to or interest in the Uncertificated Securities, except for the claims and interests of the parties referred to in the Security Agreements;

(iv)                              the jurisdiction of the undersigned is Alberta; and

(v)                                 that it has not entered into any agreement with any other Person relating to the Uncertificated Securities under which it has agreed to comply with instructions of such other Person.

The undersigned agrees to and in favour of the Collateral Agent and each other Secured Creditor as follows:

A.                                   that it will promptly note on its books the security interests granted to the Collateral Agent in the uncertificated securities (the “Uncertificated Securities”) under the Security Agreement;

B.                                     that it will comply with all instructions originated by the Collateral Agent with respect to the applicable Uncertificated Securities without further consent by the Holder;

C.                                     that it will promptly notify the Collateral Agent and each Holder upon obtaining knowledge of any interest in favour of any Person in the Uncertificated Securities that is adverse to the interest of the Collateral Agent therein, including the assertion by any other Person of any lien, encumbrance or other claim against the Uncertificated Securities;

D.                                    that it will not enter into any agreement with any other Person relating to the Uncertificated Securities under which it will agree to comply with instructions of such other Person; and

E.                                      that it acknowledges receipt of copies of the Security Agreement and hereby waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Uncertificated Securities thereunder in the name of the Collateral Agent or its respective nominees or the exercise of voting rights by the Collateral Agent or its nominee.

[Remainder of page left intentionally blank.]

Dated as of this                day of                           , 20      .

[FULL NAME OF ISSUER]

By:
Name:
Title:

2

SCHEDULE D
FORM OF ADDITIONAL SECURED CREDITOR JOINDER

[Name of Additional Secured Creditor]

[Address of Additional Secured Creditor]

[Date]

The undersigned is the [trustee/agent] (the “Representative”) for Persons wishing to become “Additional Secured Creditors” (the “New Secured Creditors”) under the Security Agreement dated as of                      (as heretofore amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned thereto in the Security Agreement)) among                      and                   , as collateral agent (the “Collateral Agent”).

In consideration of the foregoing, the undersigned hereby:

(i)            represents that the Representative has been authorized by the New Secured Creditors to become a party to the Security Agreement and the other Security Documents on behalf of the New Secured Creditors under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligation”) and to act as the Authorized Representative for the New Secured Creditors;

(ii)           acknowledges that the New Secured Creditors have received a copy of the Security Agreement and the other Security Documents;

(iii)          appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other Secured Creditors and to exercise such powers under the Security Agreement as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto;

(iv)          accepts, acknowledges and agrees to be bound by the terms of the Security Agreement and the other Security Documents applicable to it as an Authorized Representative on behalf of the New Secured Creditors, and agrees to serve as Authorized Representative for the New Secured Creditors with respect to the New Secured Obligations, with all the rights and obligations of an Authorized Representative thereunder and to be bound by all the provisions thereof as fully as if it had been an Authorized Representative on the effective date of the Security Agreement and the other Security Documents; and

(v)           agrees on its own behalf and on behalf of the New Secured Creditors to be bound by the terms of the Security Agreement and the other Security Documents applicable to holders of Additional Secured Obligations, with all the rights and obligations of an Additional Secured Creditor thereunder and be bound by all the provisions thereof as fully as if it had been an Additional Secured Creditor on the effective date of the Security Agreement and the other Security Documents.

The Collateral Agent, by acknowledging and agreeing to this Additional Secured Creditor Consent, accepts the appointment set forth in clause (iii) above.

The name and address of the representative for purposes of Section 5.1 of the Security Agreement are as follows:

[name and address of Authorized Representative]

THIS ADDITIONAL SECURED CREDITOR JOINDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF ALBERTA.

IN WITNESS WHEREOF, the undersigned has caused this Additional Secured Creditor Joinder to be duly executed by its authorized officer as of the        day of 20    .

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

Acknowledged and Agreed

[BNY Trust Company of Canada], as Collateral Agent

By:
Name:
Title:

[Name of entity] a [Insert jurisdiction of incorporation],

as Obligor

By:
Name:
Title:

2

SCHEDULE E
FORM OF CONTROL AGREEMENT

ACCOUNT CONTROL AGREEMENT

Account control agreement dated as of •, 2009 between Gibson Energy ULC, an unlimited liability corporation existing under the laws of Alberta, and BNY Trust Company of Canada, a trust company existing under the laws of Canada.

RECITALS:

(l)                                     The Issuer and GEP Midstream may from time to time issue Notes to the Noteholders pursuant to the Indenture with The Bank of New York Mellon, as Trustee;

(m)                               The Initial Purchasers have agreed pursuant to the Note Purchase Agreement to purchase the Notes issued by the Issuers in the aggregate principal amount of US$560,000,000 on the terms and conditions contained in the Note Purchase Agreement;

(n)                                 The Collateral Agent is to act as collateral agent for the Secured Creditors for the purposes of, inter alia, executing and delivering and holding Security Interests (as defined in the Security Agreement) created under, inter alia, the Indenture, any and all security for the payment and performance of the obligations of the Issuers under the Indenture, the Notes and the other Indenture Documents;

(o)                                 The Collateral Agent will establish the Account for the benefit of the Issuer;

(p)                                 Pursuant to the Indenture, the Issuer is required to deposit all Cash Collateral Payments in the Account;

(q)                                 the Issuer has granted the Collateral Agent a security interest in the Account and Account Balance, pursuant to the Security Agreement to secure the obligations of the Issuer under the Indenture, the Notes and any other Indenture Document; and

(r)                                    The Collateral Agent and the Issuer are entering into this Agreement in order to secure in favour of the Collateral Agent certain rights with respect to the Account and the monies on deposit in the Account;

In consideration of the foregoing, the sum of $10.00 now paid by the Collateral Agent to the Issuer and other good and valuable consideration (the receipt and adequacy of which are acknowledged), the parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Section 1.1            Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“Account” means the segregated interest bearing trust account established and maintained by the Collateral Agent pursuant to Section 2.1.

“Account Balance” means all of the monies and other items (or their value) standing to the credit from time to time of the Account, including any Permitted Investments, and all entitlements to Yield and other rights and benefits accruing to or arising in connection with such monies, items, investments and the Account.

“Agreement” means this account control agreement (including the attached schedules) and includes each amendment, supplement and modification to it, and each restatement and novation of it, in accordance with the terms hereof and the expression “Section” followed by a number mean and refer to the specified section of this Agreement.

“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Toronto, Ontario.

“Cash Collateral Payment” means all cheques, money orders, wire transfers, notes, drafts and other orders for payment of money or other remittances payable to the Issuer solely to the extent such Cash Collateral Payments constitute Net Available Proceeds.

“Collateral Agent” means BNY Trust Company of Canada, acting as collateral agent on behalf of the Noteholders and other Secured Creditors and any successor collateral agent appointed under the Indenture and its successors and permitted assigns.

“Default” has the meaning ascribed thereto in the Indenture.

“Event of Default” has the meaning ascribed thereto in the Indenture.

“GEP Midstream” means GEP Midstream Finance Corp., corporation incorporated and existing under the laws of Alberta, and its successors and permitted assigns.

“including” and “includes” means and shall be construed as including (or includes) without limitation.

“Indenture” means the indenture dated as of •, 2009 among the Issuer, GEP Midstream, as co-issuer, the Trustee, the Collateral Agent and the Guarantors (as defined therein), party thereto, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time and includes any agreement extending the maturity of, refinancing or restructuring all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same Collateral Agent or Noteholders.

“Indenture Documents” means, collectively, the Indenture, the Notes, the Security Agreement and the other Indenture Documents (as defined in the Security Agreement).

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“Initial Purchasers” means UBS Securities LLC, RBS Securities Inc. d/b/a RBS and RBC Capital Markets Corporation and their respective successors and permitted assigns.

“Intercreditor Agreement” means the intercreditor agreement dated as of •, 2009 by and among the Collateral Agent, in its capacity as Note Agent (as defined therein) on behalf of the Secured Creditors and as depositary for Business Interruption Proceeds (as defined therein); Royal Bank of Canada in its capacity as collateral agent for itself and the Loan Lenders (as defined therein) and the Issuer and its permitted successors and assigns.

“Issuer” means Gibson Energy ULC, an unlimited liability corporation incorporated and existing under the laws of Alberta and its successors and permitted assigns.

“Moody’s” means Moody’s Investor Services, Inc. and its successors.

“Net Available Proceeds” has the meaning ascribed thereto in the Indenture.

“Noteholders” means any registered holder of the Notes at any time and from time to time.

“Note Purchase Agreement” means the purchase agreement dated as of •, 2009 between the Issuer, GEP Midstream, Parent and the Initial Purchasers.

“Notes” means the notes issued under the Indenture at any time and from time to time.

“Parent” means Gibson Energy Holding ULC, an unlimited liability corporation incorporated and existing under the laws of Alberta and its successors and permitted assigns.

“Permitted Investments” means, in respect of Net Available Proceeds denominated in Canadian dollars, any of the following types of investments denominated in Canadian dollars and in respect of Net Available Proceeds denominated in U.S. dollars, any of the following types of investments denominated in U.S. dollars:

(a)           securities issued or directly and fully guaranteed or insured by the Canadian or United States government or any agency or instrumentality of the Canadian or United States government (provided that the full faith and credit of Canada or the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(b)           certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 365 days and overnight bank deposits, in each case, with any bank referred to in Schedule I or Schedule II of the Bank Act (Canada) or rated at least A-1 or the equivalent thereof by S&P, at least P-1 or the equivalent thereof by Moody’s or at least R-1 or the equivalent thereof by Dominion Bond Rating Service Limited;

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(c)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(d)           commercial paper having one of the two highest ratings obtainable from Moody’s or S&P or, with respect to Canadian commercial paper, having one of the two highest ratings obtainable from Dominion Bond Rating Service Limited, and, in each case, maturing within one year after the date of acquisition; and

(e)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition.

“Person” means a natural person, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or government entity, and pronouns have a similar extended meaning.

“S&P” means Standard & Poor’s Ratings Group (a division of McGraw Hill Companies) and its successors.

“Secured Creditors” has the meaning ascribed thereto in the Security Agreement.

“Secured Obligations” has the meaning ascribed thereto in the Security Agreement.

“Security Agreement” means the security agreement dated as of •, 2009 made by the Issuer, GEP Midstream and the Parent, to and in favour of the Collateral Agent for the benefit of the Secured Creditors.

“Transfer Instruction” has the meaning ascribed thereto in Section 3.2.

“Trustee” means The Bank of New York Mellon, acting as trustee for the Noteholders and any successor trustee appointed under the Indenture and its successors and permitted assigns.

“Yield” means (i) any interest income received in respect of the Account or investment made pursuant to the provisions of this Agreement, (ii) the proceeds received upon maturity or upon payment or redemption of an investment made pursuant to the provisions of this Agreement in excess of the price paid for such investment, (iii) the proceeds received on the sale, disposition or collection of an investment made pursuant to the provisions of this Agreement in excess of the price paid for such investment, and (iv) any other profit, dividend, income or yield received as the result of the purchase, holding, collection or disposition of any investment made pursuant to the provisions of this Agreement.

Section 1.2            Further Defined Terms.

Capitalized terms used in this Agreement but not defined have the meanings given to them in the Indenture.

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Section 1.3                                   Gender and Number.

Any reference in this Agreement to gender shall include all genders and words importing the singular number only shall include the plural and vice versa.

Section 1.4                                   Headings, Etc.

The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

Section 1.5                                   Currency.

All references in this Agreement to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

Section 1.6                                   References to Persons and Agreements.

Any references in this Agreement to a person shall be construed so as to include its successors and permitted assigns, and the expression “Section” followed by a number means and refers to the specified section of this Agreement unless otherwise specifically indicated. Except as otherwise provided herein, any reference to this Agreement or any other agreement or document shall be construed to be a reference to this Agreement or such other agreement or document as the same may have been or may from time to time be amended, restated, replaced, supplemented or modified and shall include all schedules thereto.

ARTICLE 2
ESTABLISHMENT AND ADMINISTRATION OF THE ACCOUNT

Section 2.1                                   Establishment of Account.

(1)                                  The Collateral Agent shall establish an Account in the name of the Collateral Agent for the benefit of the Issuer at a branch of • in Toronto, Ontario or at such other financial institution as may be designated by the Collateral Agent.  The Collateral Agent shall maintain such Account until full payment and performance of the Secured Obligations (other than contingent indemnity obligations) and termination of all commitments thereunder, if any.

(2)                                  The Collateral Agent shall notify the Issuer of the name and address of the financial institution at which the Account is maintained and the account number of the same. Any financial institution at which the Account is maintained may be changed to another financial institution by the Collateral Agent on not less than ten (10) Business Days’ notice to the Issuer.

Section 2.2                                   Deposit of Amounts in Account.

The Issuer shall wire transfer or otherwise deposit all Cash Collateral Payments to the Account. Only Cash Collateral Payments shall be deposited into the Account.  All amounts in the Account shall be held and applied by the Collateral Agent as provided in this Agreement.

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Section 2.3                                   Management of Account.

(1)                                  Prior to receipt of a written notice from the Issuer or any Secured Creditor of the occurrence of a Default or an Event of Default and upon receipt of a direction from the Issuer, the Collateral Agent shall invest the Cash Collateral Payments in Permitted Investments in the name of the Collateral Agent in accordance with such direction. After the Collateral Agent receives written notice from the Issuer or any Secured Creditor of the occurrence of any Default or Event of Default (and so long as such notice is not withdrawn by notice in writing by the Collateral Agent), the proceeds received upon maturity, payment, redemption, sale, disposition or collection of any Permitted Investment together with any Yield thereon shall be deposited in the Account.

(2)                                  Any direction from the Issuer to the Collateral Agent shall be in writing and shall be provided to the Collateral Agent no later than 9:00 a.m. Toronto time on the day on which the investment is to be made. Any such direction received by the Collateral Agent after 9:00 a.m. Toronto time or received on a non-Business Day, shall be deemed to have been given prior to 9:00 a.m. Toronto time the next Business Day. In the event that the Collateral Agent does not receive a direction or only a partial direction, the Collateral Agent may leave the undirected portion of Cash Collateral Payments on deposit in the Account or may, but need not, invest same in its deposit department or the deposit department of one of its affiliates; but the Collateral Agent and its affiliates shall not be liable to account for any profit to any parties to this Agreement or to any other Person other than at a rate, if any, established from time to time by the Collateral Agent or one of its affiliates.

(3)                                  All Permitted Investments or other securities and instruments or any other property underlying any financial asset credited to the Account shall be registered in the name of the Collateral Agent only or endorsed to the Collateral Agent or in blank and in no case will any investment or other security or instrument credited to the Account be registered in the name of the Issuer (or any of its affiliates), payable to the order of the Issuer (or any of its affiliates) or specially endorsed to the Issuer (or any of its affiliates).

Section 2.4                                   Reporting and Statements.

The Collateral Agent will provide to the Issuer, at the Issuer’s expense, monthly statements summarizing the daily activity in the Account. At such time or times as the Issuer may request, the Collateral Agent will cause such financial institution to promptly furnish to the Issuer any copies of bank statements, deposit tickets, deposited items, debit and credit advices and other records maintained by such financial institution or provide direct electronic access to such information to the Issuer. The Collateral Agent hereby irrevocably and expressly consents to the release of this information to the Issuer.  The Issuer will pay such reasonable fees and expenses of such financial institution in providing such items and electronic access to the Issuer.

Section 2.5                                   The Yield.

The Collateral Agent shall be entitled to collect the Yield and to hold and apply the Yield in accordance with the provisions of this Agreement.

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Section 2.6                                   Costs and Expenses.

The normal and customary out-of-pocket costs and expenses of the Collateral Agent payable in connection with the management of the Accounts shall be for the sole account of the Issuer and such costs and expenses incurred by the Collateral Agent shall be payable on demand by the Issuer to the Collateral Agent and may be charged by the Collateral Agent to the Account.

Section 2.7                                   Compliance with Court Order.

Notwithstanding any other provision contained herein, the Collateral Agent shall have the right to automatically debit the Account in accordance with any court order or any other legal requirement with which the Collateral Agent reasonably determines it is required to comply. The Collateral Agent shall provide prompt notice to the Issuer of any such court order or other legal requirement.

ARTICLE 3
PAYMENTS OUT OF THE ACCOUNT

Section 3.1                                   No Withdrawals.

Except as provided in Section 3.2, the Issuer shall have no right to withdraw, require delivery of, assign or otherwise take possession of, or exercise rights in respect of, the Account or any Account Balance. The Collateral Agent is irrevocably authorized and directed to apply any credit balance in the Account in full or partial payment of the Secured Obligations in the manner and in the circumstances provided for in Section 3.3.

Section 3.2                                   Permitted Withdrawals.

So long as no Default or Event of Default has occurred and is continuing, the Issuer may, by written direction substantially in the form of Exhibit “A” (a “Transfer Instruction”) given on three (3) Business Days’ prior notice, instruct the Collateral Agent to withdraw any amount of the cash credit balance in the Account attributable to Cash Collateral Payments for application in accordance with Section 4.10 of the Indenture.

Section 3.3                                   Withdrawals on an Event of Default.

Upon receipt by the Collateral Agent of a written notice from the Issuer or any Secured Creditor of the occurrence and during the continuance of an Event of Default and so long as such notice is not withdrawn by notice in writing by the Collateral Agent, the Collateral Agent:

(1)                                  shall hold all funds in the Account for application against amounts owing by the Issuer under the Indenture Documents in accordance with Section 6.10 of the Indenture; and

(2)                                  may in its discretion, and, upon receipt of the Trustee’s request, shall, withdraw all or any part of the Account Balance for payment to the Noteholders on account of amounts due and owing under the terms of the Indenture Documents in accordance with Section 6.10 of the Indenture.

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Section 3.4                                   Reliance on Instructions.

The Collateral Agent shall be entitled to act upon the instructions of any person who the Collateral Agent believes, acting reasonably, is a person that the Issuer has identified in writing from time to time to the Collateral Agent as being a person authorized by the Issuer to give instructions to the Collateral Agent. The Issuer shall provide the names of its officers together with their specimen signatures who are authorized by it to provide instructions to the Collateral Agent under this Agreement.

ARTICLE 4
MISCELLANEOUS

Section 4.1                                   Notices, Etc.

Any notice, direction or other communication required or permitted to be given under the Agreement shall be delivered in accordance with Section 12.02 of the Indenture.

Section 4.2                                   No Waiver.

No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any right preclude any other or further exercise of the right or the exercise of any other right.

Section 4.3                                   Entire Agreement.

This Agreement and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof, and, supersede any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter.

Section 4.4                                   Amendments.

No amendment or modification, nor any assignment of any rights hereunder (except to the extent contemplated under Section 4.5), shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

Section 4.5                                   Successors and Assigns.

The terms of this Agreement shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned by the Collateral Agent to any successor Collateral Agent or sub-collateral agent in accordance with the Indenture and, in such event, such Person will be entitled to all of the rights and remedies of the Collateral Agent as set forth in this Agreement or otherwise. In any action brought by an assignee to enforce any such right or remedy, the Issuer will not assert against any assignee any claim or defence which the Issuer now have

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or may have against the Collateral Agent or any of the Secured Creditors.  The Issuer may not assign, transfer or delegate any of its rights and obligations under this Agreement.

Section 4.6                                   Taxes on Yield.

The Issuer shall be responsible for and shall pay out of its own funds all income or other taxes on Yield on the Cash Collateral Payments.

Section 4.7                                   Termination.

(1)                                  Except as otherwise expressly provided in Section 4.7(2), this Agreement will be terminated upon, but only upon, full payment and performance of the Secured Obligations (other than contingent indemnity obligations) and termination of all commitments thereunder, if any.  Upon termination of this Agreement and at the request and expense of the Issuer, the Collateral Agent will execute and deliver to the Issuer such releases, discharges, financing statements and other documents or instruments as the Issuer may reasonably require and the Collateral Agent will transfer to the Issuer, or as the Issuer may otherwise direct the Collateral Agent, the Account Balance and will close the Account.

(2)                                  The Collateral shall be released from the liens created under the Security Agreement pursuant to provisions of Section 8.04(b) of the Indenture; provided that after the issuance of Additional Secured Obligations (as defined in the Security Agreement), no Collateral shall be released from the lien of this Agreement pursuant to this Section 4.7(2), unless such release is permitted by the Additional Secured Debt Documents (as defined in the Security Agreement).

(3)                                  At any time that any Issuer desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to Section 4.7(1) or Section 4.7(2) the Issuer shall deliver to the Collateral Agent (a) a certificate signed by an officer of the Issuer stating that the release of the respective Collateral is permitted pursuant to such Section 4.7(1) or Section 4.7(2) and (b) any other documents required by Section 8.04 of the Indenture.

(4)                                  The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent believes to be in accordance with) this Section 4.7.

Section 4.8                                   Severability.

If any provision of this Agreement shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

Section 4.9                                   Governing Law.

(1)                                  This Agreement will be governed by, interpreted and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

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(2)                                  The Issuer irrevocably attorns and submits to the non-exclusive jurisdiction of any court of competent jurisdiction of the Province of Alberta sitting in Calgary, Alberta in any action or proceeding arising out of or relating to this Agreement and the other Indenture Documents to which it is a party.  The Issuer irrevocably waives objection to the venue of any action or proceeding in such court or that such court provides an inconvenient forum.  Nothing in this Section limits the right of the Collateral Agent to bring proceedings against the Issuer in the courts of any other jurisdiction.

(3)                                  The Issuer hereby irrevocably consents to the service of any and all process in any such action or proceeding by the delivery of copies of such process to the Issuer as set forth in Section 12.02 of the Indenture.  Nothing in this Section affects the right of the Collateral Agent to serve process in any manner permitted by law.

Section 4.10                            Counterparts.

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement.

GIBSON ENERGY ULC

By:
Name:
Title:

BNY TRUST COMPANY OF CANADA

By:
Name:
Title:

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EXHIBIT “A”
TRANSFER INSTRUCTION

BNY Trust Company of Canada	Date •
Suite 1101
4 King Street West
Toronto, Ontario
M5H 1B6

Attention: Senior Trust Officer

Re:                               Account Control Agreement (the “Agreement”) dated as of • between Gibson Energy ULC and BNY Trust Company of Canada

Dear Sirs:

This is a Transfer Instruction under and as defined in the Agreement. Terms used in this Instruction are as defined in the Agreement.

The undersigned certifies that on the date hereof $• in the Account are attributable to Cash Collateral Payments (and the accrued Yield thereon, if any) arising in connection with [specify related Asset Sale in reasonable detail and Net Available Proceeds arising therefrom]. Please withdraw from the Account on [specify withdrawal date] pursuant to the Agreement, $•, which the undersigned shall apply for [specify the proposed application of funds] which complies with the permitted applications for such Net Available Proceeds in accordance with Section 4.10 of the Indenture.

The undersigned certifies that there is no Default or Event of Default occurring or continuing on the date hereof or will occur or continue after giving effect to the proposed transfer or withdrawal.

The undersigned represents and warrant that the contents of the Transfer Instruction are in accordance with and permitted by the applicable provisions of the Agreement and the Indenture Documents.

GIBSON ENERGY ULC

By:
Name:
Title: